FREE WRITING PROSPECTUS SUPPLEMENT- HYBRID ARMS


                                IndyMac MBS, Inc.
                                    Depositor

                           [IndyMac Bank, F.S.B. LOGO]

                          Sponsor, Seller and Servicer

                        IndyMac INDA Mortgage Loan Trust
                       Mortgage Pass-Through Certificates
                              (Issuable in Series)
                          Distributions payable monthly



--------------------------------------------------------------------------------
Consider carefully the risk factors beginning on page S-8 in this free writing prospectus supplement and on page 5 in the prospectus attached to this free writing prospectus supplement as Annex I.
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The Issuing Entities

Each IndyMac INDA Mortgage Loan Trust will be established to hold assets transferred to it by IndyMac MBS, Inc. The assets held by each issuing entity will be specified in the prospectus supplement for the particular issuing entity and will generally consist of first lien mortgage loans secured by one- to four-family residential properties. Each issuing entity will consist of one or more pools of (i) conventional hybrid adjustable-rate, fully amortizing mortgage loans, (ii) conventional adjustable-rate, negative amortization mortgage loans or (iii) mortgage loans of the type described in both clauses (i) and (ii). This free writing prospectus supplement applies to an issuing entity that consists of one or more pools of conventional adjustable-rate, fully amortizing mortgage loans. The mortgage loans will have been purchased by IndyMac MBS, Inc. from IndyMac Bank, F.S.B. The mortgage loans will be serviced by IndyMac Bank, F.S.B.

The Certificates

IndyMac MBS, Inc. will sell the certificates pursuant to a prospectus supplement. The certificates will be grouped into one or more series, each having its own designation. Each series will be issued in one or more classes and each class will evidence beneficial ownership of a specified portion of future payments secured by the assets held by the related issuing entity. A prospectus supplement for a series will specify all of the terms of the series and each of the classes in the series.


The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission ("SEC") for the offering to which this communication relates with a file number of 333-132042. Before you invest, you should read the prospectus in that registration statement, the prospectus attached to this free writing prospectus supplement as Annex I and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov.

Although a registration statement (including the prospectus) relating to the securities discussed in this free writing prospectus supplement has been filed with the Securities and Exchange Commission and is effective, the final prospectus supplement relating to the securities discussed in this free writing prospectus supplement has not been filed with the Securities and Exchange Commission. Prospective purchasers are referred to the final prospectus and prospectus supplement relating to the securities discussed in this communication for definitive information on any matter discussed in this free writing prospectus supplement.

These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this free writing prospectus supplement or the prospectus. Any representation to the contrary is a criminal offense.


                                December 20, 2006

                                Table of Contents


Free writing prospectus supplement                                          Page
----------------------------------                                          ----
Summary......................................................................S-3
Risk Factors.................................................................S-8
The Mortgage Pool...........................................................S-21
The Seller..................................................................S-25
Servicing of the Mortgage Loans.............................................S-29
Static Pool Data............................................................S-31
The Depositor...............................................................S-32
The Issuing Entity..........................................................S-32
The Trustee.................................................................S-32
Description of the Certificates.............................................S-34
Yield, Prepayment and Maturity Considerations...............................S-49
Credit Enhancement..........................................................S-53
Tax Consequences............................................................S-53
ERISA Considerations........................................................S-54
Index of Defined Terms......................................................S-55
Annex I - Prospectus..........................................................57

Annex I                                                                                   Page
-------                                                                                   ----
 Important Notice About Information in This Prospectus and Each Accompanying Prospectus
   Supplement................................................................................4
 Risk Factors................................................................................5
     Limited Source of Payments -- No Recourse to Sellers, Depositor or Servicer.............5
     Credit Enhancement May Not Be Sufficient to Protect You from Losses.....................6
     Losses on Balloon Payment Mortgages Are Borne by You....................................6
     Multifamily Lending.....................................................................6
     Junior Liens............................................................................7
     Partially Unsecured Loans...............................................................8
     Home Equity Lines of Credit.............................................................8
     Nature of Mortgages.....................................................................9
     Your Risk of Loss May Be Higher Than You Expect If Your Securities Are Backed by
        Partially Unsecured Home Equity Loans...............................................13
     Impact of World Events.................................................................13
     You Could Be Adversely Affected by Violations of Environmental Laws....................13
     Ratings of the Securities Do Not Assure Their Payment..................................14
     Book-Entry Registration................................................................15
     Pre-Funding Accounts Will Not Be Used to Cover Losses on the Loans.....................15
     Unused Amounts on Deposit in Any Pre-Funding Account Will Be Paid as Principal to
        Securityholders.....................................................................16
     Secondary Market for the Securities May Not Exist......................................16
     Bankruptcy or Insolvency May Affect the Timing and Amount of Distributions on the
        Securities..........................................................................16
     Holders of Original Issue Discount Securities Are Required to Include Original Issue
        Discount in Ordinary Gross Income as It Accrues.....................................18
     The Principal Amount of Securities May Exceed the Market Value of the Issuing Entity
        Assets..............................................................................18
 The Issuing Entity.........................................................................19
     The Mortgage Loans--General.............................................................20
     Agency Securities......................................................................26
     Private Mortgage-Backed Securities.....................................................30
     Substitution of Issuing Entity Assets..................................................32
     Available Information..................................................................32
     Incorporation of Certain Documents by Reference;  Reports Filed with the SEC...........32
     Reports to Securityholders.............................................................33
 Use of Proceeds............................................................................34
 The Depositor..............................................................................34

Prospectus                                                                                Page
----------                                                                                ----
 Mortgage Loan Program......................................................................35
     Underwriting Standards.................................................................35
     Underwriting Process...................................................................35
     Qualifications of Sellers..............................................................36
     Representations by Sellers; Repurchases................................................36
 Static Pool Data...........................................................................37
 Description of the Securities..............................................................38
     General................................................................................39
     Distributions on Securities............................................................41
     Advances...............................................................................42
     Mandatory Auction......................................................................43
     Categories of Classes of Securities....................................................43
     Indices Applicable to Floating Rate and Inverse Floating Rate Classes..................45
     Book-Entry Securities..................................................................49
     Global Clearance, Settlement And Tax Documentation Procedures..........................52
 Credit Enhancement.........................................................................55
     General................................................................................55
     Subordination..........................................................................56
     Letter of Credit.......................................................................57
     Mortgage Pool Insurance Policies.......................................................57
     Special Hazard Insurance Policies......................................................58
     Bankruptcy Bonds.......................................................................59
     Reserve Fund...........................................................................59
     Cross Support..........................................................................60
     Insurance Policies, Surety Bonds and Guaranties........................................60
     Over-Collateralization.................................................................60
     Financial Instruments..................................................................61
     Deposit Agreements.....................................................................61
 Yield and Prepayment Considerations........................................................61
     Prepayment Standards or Models.........................................................64
     Yield..................................................................................64
 The Agreements.............................................................................64
     Assignment of Issuing Entity Assets....................................................64
     Payments on Issuing Entity Assets; Deposits to Security Account........................67
     Pre-Funding Account....................................................................69
     Collection Procedures..................................................................69
     The Surety Provider....................................................................70
     Hazard Insurance.......................................................................71
     Realization upon Defaulted Mortgage Loans..............................................72
     Servicing and Other Compensation and Payment of Expenses...............................75
     Evidence as to Compliance..............................................................75
     List of Securityholders................................................................76
     Certain Matters Regarding the Servicer and the Depositor...............................76
     Events of Default......................................................................77
     Amendment..............................................................................79
     Termination; Optional Termination......................................................81
     The Trustee............................................................................82
 Certain Legal Aspects of the Mortgage Loans................................................82
     General................................................................................82
     Foreclosure and Repossession...........................................................83
     Rights of Redemption...................................................................85
     Anti-Deficiency Legislation and Other Limitations on Lenders...........................85
     Environmental Risks....................................................................86
     Due-on-sale Clauses....................................................................87
     Prepayment Charges.....................................................................87
     Applicability of Usury Laws............................................................88
     Servicemembers Civil Relief Act........................................................88
 Material Federal Income Tax Consequences...................................................88
     General................................................................................88
     Taxation of Debt Securities............................................................89
     REMIC Securities.......................................................................95
     Tax Status as a Grantor Trust.........................................................103
     Final Trust Reporting Regulations.....................................................110
     Tax Characterization of the Issuing Entity as a Partnership...........................111
     Tax Consequences to Holders of the Notes..............................................111
     Tax Consequences to Holders of the Certificates.......................................113
 State Tax Considerations..................................................................117
 ERISA Considerations......................................................................117
     Exemptions Available to Debt Instruments..............................................117
     Underwriter Exemption.................................................................118
 Legal Investment..........................................................................121
 Method of Distribution....................................................................121
 Legal Matters.............................................................................123
 Financial Information.....................................................................123
 Rating....................................................................................123
Index of Principal Terms ..................................................................124

                                     Summary

This summary highlights selected information about the offering transactions and does not contain all of the information that you need to consider in making your investment decision. The terms of each series and each of the classes in a series have not yet been determined. The certificates in an offering and the other circumstances of the offering that have not yet been specified will be fully described in a prospectus supplement when it is available. To understand all of the terms of an offering of the certificates, read this entire free writing prospectus supplement, including the prospectus attached as Annex I, and, when available, the prospectus supplement relating to the applicable series of certificates carefully.


Issuing Entity

The issuing entity for a series of certificates will be the IndyMac INDA Mortgage Loan Trust specified on the front cover of the related prospectus supplement.

The Certificates

The certificates being offered in a series will be specified in the related prospectus supplement. The assets of a particular issuing entity will support both the offered certificates and other classes of certificates.

The Mortgage Loans

The mortgage pool securing the certificates will consist of 30-year conventional hybrid adjustable-rate mortgage loans secured by first liens on one- to four-family residential properties. The mortgage loans will have been purchased by the depositor from the seller.

The mortgage loans will have mortgage rates that are fixed for a period of time (which can range from three to fifteen years) after the date of origination of each mortgage loan before the mortgage rates become subject to periodic adjustment based on a specified index.

The mortgage pool may also be segregated into multiple loan groups for the purposes of allocating distributions among the classes of certificates offered by that series. Your certificates may be related to one or more of the loan groups. To the extent that the mortgage loans for a particular series of certificates are not divided into multiple loan groups, references in this free writing prospectus supplement to a loan group will mean the entire mortgage pool, and references to other loan groups shall not be applicable.

See "The Mortgage Pool" in this free writing prospectus supplement and "The Issuing Entity -- The Mortgage Loans -- General" in the attached prospectus.

Depositor

IndyMac MBS, Inc., a Delaware corporation, is a limited purpose finance subsidiary of IndyMac Bank, F.S.B. Its address is 155 North Lake Avenue, Pasadena, California 91101, and its telephone number is (800) 669-2300.

Sponsor, Seller and Servicer

IndyMac Bank, F.S.B.

Trustee

Deutsche Bank National Trust Company.

Pre-Funding Account and Capitalized Interest Account

A particular series may provide for the purchase of additional mortgage loans after the related closing date if the aggregate stated principal balance of the mortgage loans in one or more loan groups transferred to that issuing entity on the related closing date is less than the amount specified in the related prospectus supplement. The related prospectus supplement will specify the amount required to be deposited in a pre-funding account to be used through the end of the related pre-funding period (which, generally, will not exceed 90 days) to purchase subsequent mortgage loans for that issuing entity. Any amounts not used for that purpose will be paid to holders of the related senior certificates as a prepayment of principal no later than the distribution date following the end of the pre-funding period.

Because some of the mortgage loans in an issuing entity may not be acquired by the issuing entity until after the closing date related to that issuing entity, there may not be sufficient interest collections from the mortgage loans in that issuing entity to pay all the interest due on the related certificates during the pre-funding period. If a pre-funding account is funded, a capitalized interest account may be established and funded on the closing date for that series to cover those shortfalls.

Third Party Insurers

If so specified in the prospectus supplement relating to any series of certificates, one or more classes of certificates may have the benefit of certificate guaranty insurance policies issued by a third party insurer. The insurer or insurers that would issue any such financial guaranty insurance policy are referred to in this free writing prospectus supplement as the "Third Party Insurer." The references to the Third Party Insurer in this free writing prospectus supplement are applicable only if classes of certificates in the series have the benefit of financial guaranty insurance policy.

Any Third Party Insurer may be granted a number of rights under the pooling and servicing agreement that will limit and otherwise affect the rights of the holders of the certificates. Any insurance policy issued by a Third Party Insurer will not cover, and will not benefit in any manner whatsoever, the certificates other than those specified in the related prospectus supplement.

See "Risk Factors--Rights of the Third Party Insurer" in this free writing prospectus supplement.

Distribution Dates

We will make monthly distributions on the day specified in the related prospectus supplement, which will generally be the 25th day of a month. If the 25th day of a month is not a business day then we will make distributions on the next business day.

The first distribution date for any series of certificates will be specified in the prospectus supplement for that series.

Interest Distributions

Interest will accrue at the rate described in the prospectus supplement for a series of certificates on each interest-bearing class of certificates (other than any class of LIBOR Certificates) on the basis of a 360 day year divided into twelve 30 day months. Interest will accrue at the rate described in this free writing prospectus supplement on any class of LIBOR Certificates on the basis of a 360 day year and the actual number of days that elapsed during the related interest accrual period.

The interest accrual period for each class of certificates, other than any class of LIBOR Certificates, for any distribution date will be the calendar month before the distribution date. The interest accrual period for any class of LIBOR Certificates for any distribution date will be the period commencing on the prior distribution date (or, in the case of the first distribution date, the closing date) and ending on the day immediately preceding that distribution date. If so specified in the related prospectus supplement, the interest accrual period for a class of adjustable rate certificates for any distribution date will be the period commencing on the 25th day of the month prior to the month in which that distribution date occurs (or, in the case of the first distribution date, the closing date) and ending on the 24th day of the month in which that distribution date occurs.

See "Description of the Certificates--Interest" in this free writing prospectus supplement.

When a borrower makes a full or partial prepayment on a mortgage loan, the amount of interest that the borrower is required to pay may be less than the amount of interest certificateholders would otherwise be entitled to receive with respect to the mortgage loan. The servicer is required to reduce its servicing compensation to offset this shortfall but the reduction for any distribution date is limited to an amount equal to the product of one-twelfth of 0.125% multiplied by the pool balance as of the first day of the prior month. If the aggregate amount of interest shortfalls resulting from prepayments on the mortgage loans exceeds the amount of the reduction in the servicer's servicing compensation the interest entitlement for each interest-bearing class of certificates will be reduced proportionately by the amount of this excess.

See "Servicing of the Mortgage Loans--Servicing Compensation and Payment of Expenses" and "--Adjustment to Servicing Compensation in Connection with Certain Prepaid Mortgage Loans" in this free writing prospectus supplement.

Principal Distributions

Principal will be distributed on each class of certificates entitled to receive principal distributions on each distribution date as described in this free writing prospectus supplement.

If so specified in the prospectus supplement applicable to a series of certificates, notional amount certificates may be issued which will not be entitled to any principal distributions.

See "Description of the Certificates--Principal" in this free writing prospectus supplement.

Optional Termination of the Issuing Entity

If so specified in the prospectus supplement relating to the applicable series of certificates, the servicer, the depositor, the holder of a class of certificates specified in the prospectus supplement and/or the Third Party Insurer may have the option to purchase all of the remaining assets of the issuing entity and retire all outstanding classes of certificates on or after the first distribution date on which the aggregate stated principal balance of the mortgage loans and any foreclosed real estate owned by the issuing entity declines to a specified percentage of the aggregate stated principal balance of the mortgage loans as of the applicable cut-off date.

Advances

The servicer will make cash advances with respect to delinquent payments of principal and interest on the mortgage loans to the extent the servicer reasonably believes that the cash advances can be repaid from future payments on the mortgage loans. These cash advances are only intended to maintain a regular flow of scheduled interest and principal distributions on the certificates and are not intended to guarantee or insure against losses.

See "Servicing of the Mortgage Loans -- Advances" in this free writing prospectus supplement.

Priority of Distributions

On each distribution date amounts available from each loan group (other than amounts constituting prepayment charges) will be applied in the following order of priority:

      1. to the Third-Party Insurer, the monthly premium for the policy for such distribution date;

      2. to interest on the interest-bearing classes of the senior certificates relating to that loan group in the manner, order and priority described in this free writing prospectus supplement under "Description of the Certificates -- Interest;"

      3. to principal of the classes of the senior certificates relating to that loan group then entitled to receive distributions of principal in the manner, order and priority described in this free writing prospectus supplement under "Description of the Certificates -- Principal;" and

      4. from remaining available funds from all of the loan groups, to interest on and then principal of each class of subordinated certificates, in the order of their numerical class designations, beginning with the Class B-1 Certificates, as described in this free writing prospectus supplement under "Description of the Certificates -- Principal."

Distributions of interest and principal on a class of certificates will be based on collections from one or more of the loan groups.

Credit Enhancement for the Certificates

Credit enhancements provide limited protection to holders of certain classes of certificates against shortfalls in payments received on the mortgage loans and realized losses on the mortgage loans. As specified in the prospectus supplement relating to the applicable series of certificates, the transaction may employ any one or more of the following forms of credit enhancement:

      o the subordination of one or more classes of the certificates of the series,

      o the preferential allocation of prepayments on the mortgage loans to the senior certificates in order to increase the level of subordination in the issuing entity,

      o     overcollateralization,

      o     excess interest,

      o     letter of credit,

      o financial guaranty insurance policy issued by an entity named in the prospectus supplement covering one or more classes of certificates,

      o     surety bond,

      o     bankruptcy bond,

      o     special hazard insurance policy,

      o     guaranteed investment contract,

      o     one or more reserve funds,

      o     one or more derivative contracts,

      o insurance on the mortgage loans, which may be FHA Insurance, a VA Guarantee or a mortgage pool insurance policy,

      o     cross-collateralization feature, or

      o another method of credit enhancement described in the related prospectus supplement.

No form of credit enhancement can provide protection against all risks of loss or guarantee repayment of the entire certificate balance of the certificates and interest thereon. If losses occur that exceed the amount covered by credit enhancement, certificateholders of the applicable series will bear their allocable share of any deficiencies.

See "Risk Factors" in this free writing prospectus supplement and "Risk Factors" in the attached prospectus.

Yield Enhancement for the Certificates

Yield enhancements provide limited protection to holders of certain classes of certificates against reductions in the return on your investment that may be caused by fluctuations in pass-through rates on the certificates and/or interest rates on the related pool of mortgage loans. As specified in the prospectus supplement relating to the applicable series of certificates, the transaction may employ any one or more of the following forms of yield enhancement:

      o     one or more reserve funds,

      o     one or more derivative contracts,

      o the application of interest distributions on one or more classes of certificates to cover certain interest rate shortfalls experienced by other classes of certificates, or

      o another method of yield enhancement described in the prospectus supplement.

No form of yield enhancement can provide protection against all risks of loss on investment return. If unanticipated circumstances occur, certificateholders of the applicable series could suffer corresponding reductions in the yields on their investment.

See "Risk Factors" in this free writing prospectus supplement and "Risk Factors" in the attached prospectus.

Tax Status of the Certificates

Unless otherwise specified in the prospectus supplement for the applicable series of certificates, for federal income tax purposes the related issuing entity (exclusive of rights under any trust assets specified in the applicable prospectus supplement) will consist of one or more REMICs. The prospectus supplement for each series of certificates will specify which classes of certificates will constitute regular or residual interests in the REMICs and whether there are investors who would be subject to taxation if they purchased particular classes of certificates because of the features of those classes of certificates.

In addition, depending upon the forms of credit enhancement and yield enhancement employed with respect to a particular series of certificates, one or more classes of certificates in that series may also represent taxable contractual rights and/or obligations for federal income tax purposes.

See "Material Federal Income Tax Consequences" in the attached prospectus.

ERISA Considerations

The prospectus supplement relating to each series of certificates will specify which classes may be purchased by a pension or other benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended, or by an entity investing the assets of such a benefit plan. The applicable prospectus supplement will also specify the conditions that must be met for any such acquisition.

See "ERISA Considerations" in the attached prospectus.

Legal Investment

Any class of certificates in a series that is rated upon initial issuance in one of the two highest rating categories by at least one nationally recognized statistical rating organization will be mortgage related securities for purposes of the Secondary

Mortgage Market Enhancement Act of 1984 as long as they are so rated.

See "Legal Investment" in the attached prospectus.

Prospectus

Additional information is contained in the prospectus attached as Annex I and incorporated by reference in this free writing prospectus supplement.

                                  Risk Factors

The following information, which you should carefully consider, identifies certain significant sources of risk associated with an investment in the certificates. You should also carefully consider the information under "Risk Factors" beginning on page 5 in the prospectus.

Your Yield Will Be Affected by Prepayments                         Borrowers may, at their option, prepay their
                                                                   mortgage loans in whole or in part at any time. We
                                                                   cannot predict the rate at which borrowers will
                                                                   repay their mortgage loans. A prepayment of a
                                                                   mortgage loan, however, will usually result in a
                                                                   prepayment on the certificates.  The issuing
                                                                   entity's prepayment experience may be affected by
                                                                   many factors, including:

                                                                   o    general economic conditions,

                                                                   o    the level of prevailing interest rates,

                                                                   o    the availability of alternative financing,

                                                                   o    applicability of prepayment charges, and

                                                                   o    homeowner mobility.

                                                                   The rate and timing of prepayments of the mortgage
                                                                   loans will affect the yields to maturity and
                                                                   weighted average lives of the related classes of
                                                                   certificates.

                                                                   Any reinvestment risks from faster or slower
                                                                   prepayments of mortgage loans will be borne
                                                                   entirely by the holders of the related classes of
                                                                   certificates.

                                                                   o    If you purchase your certificates at a discount
                                                                        and principal is repaid slower than you
                                                                        anticipate, then your yield may be lower than
                                                                        you anticipate.

                                                                   o    If you purchase your certificates at a premium
                                                                        or you purchase notional amount certificates and
                                                                        principal is repaid faster than you anticipate,
                                                                        then your yield may be lower than you
                                                                        anticipate.

                                                                   o    If you purchase notional amount certificates and
                                                                        principal is repaid faster than you anticipated,
                                                                        you may lose your initial investment.

                                                                   o    If so specified in the prospectus supplement
                                                                        relating to the applicable series of
                                                                        certificates, some or all of the mortgage loans
                                                                        may require the borrower to pay a charge if the
                                                                        borrower prepays the mortgage loan during
                                                                        periods of up to five years after the mortgage
                                                                        loan was originated. A prepayment charge may
                                                                        discourage a borrower from prepaying the
                                                                        mortgage loan during the applicable period. As
                                                                        specified in the prospectus supplement relating
                                                                        to any applicable series of certificates,
                                                                        prepayment charges may be distributed to
                                                                        specified classes of certificates and may not be
                                                                        distributed to the holders of other classes of
                                                                        certificates.

                                                                   o    If mortgage loans with relatively higher
                                                                        mortgage rates

                                                          S-8

                                                                        prepay, the pass-through rate on one or more of
                                                                        the related classes of certificates may be
                                                                        reduced and your yield may be lower than you
                                                                        anticipate.

                                                                   o    The mortgage loans may be subject to greater
                                                                        rates of prepayments as they approach their
                                                                        initial adjustment dates even if market interest
                                                                        rates are only slightly higher or lower than the
                                                                        mortgage rates on the mortgage loans as
                                                                        borrowers seek to avoid changes in their monthly
                                                                        payments.

   Second Liens on some of the Mortgaged Properties May
   Adversely Affect You
                                                                   If so specified in the prospectus supplement
                                                                   relating to a series of certificates, with respect
                                                                   to some or all of the mortgage loans at the time of
                                                                   origination of the first lien mortgage loan, the
                                                                   originator of the mortgage loan also originated a
                                                                   second lien mortgage loan that will not be included
                                                                   in the trust fund and is not reflected in the
                                                                   loan-to-value ratio tables included in this free
                                                                   writing prospectus.  With respect to such mortgage
                                                                   loans, foreclosure frequency may be increased
                                                                   relative to mortgage loans that were originated
                                                                   without a simultaneous second lien because
                                                                   mortgagors have less equity in the mortgaged
                                                                   property.  You should also note that any mortgagor
                                                                   may obtain secondary financing at any time
                                                                   subsequent to the date of origination of their
                                                                   mortgage loan from the originator of its mortgage
                                                                   loan or from any other lender.

Your Yield May Be Affected by the Interest Only Feature of Some    If specified in the prospectus supplement relating
of the Mortgage Loans                                              to the applicable series of certificates, some or
                                                                   all of the mortgage loans may require monthly
                                                                   payments of only accrued interest for a period of
                                                                   up to fifteen years after origination. The borrower
                                                                   is not required to pay any principal on the
                                                                   borrower's loan during this interest only period
                                                                   but thereafter is required to make monthly payments
                                                                   sufficient to amortize the loan over its remaining
                                                                   term.  These loans are sometimes referred to as
                                                                   interest only loans.  Interest only loans have only
                                                                   recently been originated in significant volumes.
                                                                   As a result, the long-term performance
                                                                   characteristics of interest only loans are largely
                                                                   unknown.

                                                                   Because interest only loans initially require only
                                                                   the payment of interest, a borrower who otherwise
                                                                   would not have qualified for a fully-amortizing
                                                                   mortgage loan may be able to qualify for an
                                                                   interest only mortgage loan or a borrower may
                                                                   qualify to borrow a larger amount than would have
                                                                   been the case for a fully amortizing mortgage loan.

                                                                   Interest only loans may have risks and payment
                                                                   characteristics that are not present with fully
                                                                   amortizing mortgage loans, including the following:

                                                                   o    no principal distributions will be made to
                                                                        certificateholders from interest only loans
                                                                        during their interest only period except in the
                                                                        case of a prepayment, which may extend the
                                                                        weighted average lives of the certificates,

                                                          S-9

                                                                   o    during the interest only period, interest only
                                                                        loans may be less likely to be prepaid since the
                                                                        perceived benefits of refinancing may be less
                                                                        than with a fully amortizing mortgage loan,

                                                                   o    as the end of the interest only period
                                                                        approaches, an interest only loan may be more
                                                                        likely to be refinanced in order to avoid the
                                                                        increase in the monthly payment required to
                                                                        amortize the loan over its remaining term,

                                                                   o    interest only loans may be more likely to
                                                                        default than fully amortizing loans following
                                                                        the end of the interest only period due to the
                                                                        increased monthly payment required to amortize
                                                                        the loan over its remaining term, and

                                                                   o    if an interest only loan defaults, the severity
                                                                        of loss may be greater due to the larger unpaid
                                                                        principal balance.

If the Series Allows for the Purchase of Subsequent Mortgage       If a particular series of certificates employs a
Loans, There Is A Risk of Possible Prepayment Due to               prefunding mechanism to purchase additional
Inability to Acquire Subsequent Mortgage Loans                     mortgage loans in a loan group, the ability of that
                                                                   issuing entity to acquire subsequent mortgage loans
                                                                   depends on the ability of the seller to originate
                                                                   or acquire mortgage loans during the pre-funding
                                                                   period specified in the related prospectus
                                                                   supplement (which generally will not exceed 90
                                                                   days) that meet the eligibility criteria for
                                                                   subsequent mortgage loans described therein. The
                                                                   ability of the seller to originate or acquire
                                                                   eligible subsequent mortgage loans will be affected
                                                                   by a number of factors including prevailing
                                                                   interest rates, employment levels and economic
                                                                   conditions generally.

                                                                   If any of the amounts on deposit in the pre-funding
                                                                   account allocated to purchase subsequent mortgage
                                                                   loans cannot be used for that purpose, those
                                                                   amounts will be distributed to the senior
                                                                   certificateholders as a prepayment of principal on
                                                                   the first distribution date following the end of
                                                                   the pre-funding period.

                                                                   The ability of the issuing entity to acquire
                                                                   subsequent mortgage loans with particular
                                                                   characteristics will also affect the size of the
                                                                   principal payment the related classes of senior
                                                                   certificates in that series.

The Yields on the Floating Rate and Inverse Floating Rate          The pass-through rate on any class of floating rate
Certificates and the Notional Amount Certificates Will Be          certificates for any distribution date will be
Affected by the Level of the Applicable Interest Rate Index        equal to the value of the applicable interest rate
                                                                   index plus any related margin, but may be subject
                                                                   to a cap and/or floor.  The pass-through rate on
                                                                   any class of inverse floating rate certificates for
                                                                   any distribution date will equal a specified fixed
                                                                   rate minus the related index, but may be subject to
                                                                   a cap and/or floor, which floor may be as low as
                                                                   0%.  For any such class of certificates your yield
                                                                   will be sensitive to:

                                                                   o    the level of the applicable interest rate index,

                                                                   o    the timing of adjustment of the pass-through
                                                                        rate on those certificates as it relates to the
                                                                        interest rates on the related mortgage loans and
                                                                        the level of the mortgage index, the

                                                          S-10

                                                                        timing of adjustment of the interest rates on
                                                                        the mortgage loans, and periodic and lifetime
                                                                        limits on those adjustments, and

                                                                   o    other limitations on the pass-through rates of
                                                                        those certificates as described further in the
                                                                        prospectus supplement relating to the applicable
                                                                        series of certificates.

                                                                   With respect to classes of adjustable rate
                                                                   certificates, the mortgage indices and the
                                                                   certificate indices may not be the same.  Because
                                                                   the mortgage indices may respond to economic and
                                                                   market factors different than the certificate
                                                                   indices, there may not necessarily be a correlation
                                                                   in movement between the interest rates on the
                                                                   mortgage loans and the pass-through rates of the
                                                                   related classes of certificates.  For example, it
                                                                   is possible that the interest rates on the mortgage
                                                                   loans may decline while the pass-through rates on
                                                                   the related classes of adjustable rate certificates
                                                                   are stable or rising.  In addition, although it is
                                                                   possible that both the mortgage rates on the
                                                                   mortgage loans and the pass-through rates on the
                                                                   related classes of adjustable rate certificates may
                                                                   decline or increase during the same period, the
                                                                   mortgage rates on the mortgage loans may decline or
                                                                   increase more slowly than the pass-through rates of
                                                                   these certificates because of the difference
                                                                   between interest rate adjustment periods on the
                                                                   mortgage loans and pass-through rate adjustment
                                                                   periods on these certificates.  In addition,
                                                                   prepayments of mortgage loans with relatively
                                                                   higher mortgage rates may reduce the applicable net
                                                                   rate cap and consequently reduce the pass-through
                                                                   rate for one or more classes of adjustable rate
                                                                   certificates.

                                                                   While it may be intended that reductions in
                                                                   distributions of interest to a class of adjustable
                                                                   rate certificates by operation of the applicable
                                                                   net rate cap be offset by amounts allocated to the
                                                                   issuing entity in respect of one or more forms of
                                                                   yield maintenance enhancement, we cannot assure you
                                                                   that any amounts will be available from those
                                                                   sources, or sufficient, to make any such
                                                                   distributions.  In addition, to the extent that any
                                                                   such form of yield maintenance enhancement
                                                                   benefiting a class of certificates is derived from
                                                                   distributions otherwise payable to one or more
                                                                   other classes of certificates, investors in the
                                                                   certificates benefiting from the yield enhancement
                                                                   arrangement should consider the expected
                                                                   distributions otherwise distributable to those
                                                                   other classes of certificates, and investors in the
                                                                   classes of certificates providing the yield
                                                                   maintenance enhancement should consider the
                                                                   likelihood that amounts otherwise distributable on
                                                                   their certificates will be applied to provide yield
                                                                   enhancement to the benefited classes of
                                                                   certificates.

Subordinated Certificates Have A Greater Risk of Loss Than         When certain classes of certificates provide credit
Senior Certificates and Subordination May Not Be Sufficient to     enhancement for other classes of certificates this
Protect Senior Certificates from Losses                            is sometimes referred to as "subordination." The
                                                                   subordination feature is intended to increase the
                                                                   likelihood that related senior certificateholders
                                                                   will receive regular distributions of interest and
                                                                   principal.

                                                          S-11

                                                                   If so specified in the prospectus supplement
                                                                   relating to the applicable series of certificates,
                                                                   credit enhancement in the form of subordination
                                                                   will be provided for the classes of certificates of
                                                                   that series, first, by the right of the holders of
                                                                   the classes of senior certificates to receive
                                                                   payments of principal on the mortgage loans prior
                                                                   to the related classes of subordinated certificates
                                                                   and, second, by the allocation of realized losses
                                                                   on the related mortgage loans to reduce the class
                                                                   certificate balances of the related classes of
                                                                   subordinated certificates, generally in the inverse
                                                                   order of their priority of distribution, before any
                                                                   realized losses on the related mortgage loans are
                                                                   allocated to one or more of the classes of senior
                                                                   certificates.

                                                                   You should fully consider the risks of investing in
                                                                   a class of subordinated certificates, including the
                                                                   risk that you may not fully recover your initial
                                                                   investment as a result of realized losses on the
                                                                   related mortgage loans.  In addition, investors in
                                                                   a class of senior certificates should consider the
                                                                   risk that, after the credit enhancement provided by
                                                                   excess cashflow and overcollateralization (if any)
                                                                   have been exhausted, the subordination of the
                                                                   related classes of subordinated certificates may
                                                                   not be sufficient to protect the senior
                                                                   certificates from losses.

Risks Related to Allocations of Realized Losses on the Related     After the credit enhancement provided by excess
Mortgage Loans                                                     cashflow and overcollateralization has been
                                                                   exhausted, or if the structure of the particular
                                                                   series does not provide for overcollateralization,
                                                                   collections on the mortgage loans otherwise payable
                                                                   to the related subordinated classes will comprise
                                                                   the sole source of funds from which that credit
                                                                   enhancement is provided to the senior certificates.
                                                                   Realized losses on the mortgage loans are allocated
                                                                   to the related classes of subordinated
                                                                   certificates, beginning with the class of
                                                                   subordinated certificates then outstanding with the
                                                                   lowest payment priority, until the class
                                                                   certificate balance of each class of subordinated
                                                                   certificates has been reduced to zero.  If the
                                                                   aggregate class certificate balance of the
                                                                   subordinated certificates were to be reduced to
                                                                   zero, delinquencies and defaults on the mortgage
                                                                   loans would reduce the amount of funds available
                                                                   for monthly distributions to holders of the senior
                                                                   certificates and may result in the allocation of
                                                                   realized losses to one or more classes of senior
                                                                   certificates.

Excess Interest from the Mortgage Loans May Not Provide Adequate   The structure of a particular series may provide
Credit Enhancement in a Transaction Employing                      for credit enhancement through
Overcollateralization as a Feature                                 overcollateralization.  The amount by which the
                                                                   aggregate stated principal balance of the mortgage
                                                                   loans exceeds the aggregate class certificate
                                                                   balance of the related classes of certificates is
                                                                   called "overcollateralization."  If the prospectus
                                                                   supplement for any applicable series of
                                                                   certificates indicates that credit enhancement for
                                                                   that series will be provided by
                                                                   overcollateralization, the initial level of
                                                                   overcollateralization (that is, the
                                                                   overcollateralization on the closing date) and the
                                                                   required level of overcollateralization will

                                                          S-12

                                                                   each be specified therein. Overcollateralization typically is used as credit enhancement when the mortgage loans
                                                                   are expected to generate more interest than is needed
                                                                   to pay interest on the related classes of
                                                                   certificates because the weighted average interest
                                                                   rate on the mortgage loans is expected to be higher
                                                                   than the weighted average pass-through rate on the
                                                                   related classes of certificates plus the weighted
                                                                   average expense fee rate. In the event that the level
                                                                   of overcollateralization is reduced, the resulting
                                                                   "excess interest" will be used to make additional
                                                                   principal distributions on the related classes of
                                                                   certificates to the extent described in the related
                                                                   prospectus supplement. Overcollateralization is
                                                                   intended to provide limited protection to the holders
                                                                   of the applicable series of certificates by absorbing
                                                                   losses from liquidated mortgage loans. However, we
                                                                   cannot assure you that enough excess interest will be
                                                                   generated on the mortgage loans to maintain any
                                                                   required levels of overcollateralization.

                                                                   The excess interest available on any distribution
                                                                   date will be affected by the actual amount of
                                                                   interest received, collected or advanced in respect
                                                                   of the mortgage loans for that distribution date.
                                                                   That amount will be influenced by changes in the
                                                                   weighted average of the mortgage rates resulting
                                                                   from prepayments and liquidations of the mortgage
                                                                   loans as well as from adjustments of the mortgage
                                                                   rates on the mortgage loans.  If the pass-through
                                                                   rate on one or more classes is limited by the
                                                                   applicable net rate cap, there may be little or no
                                                                   excess interest available to provide credit
                                                                   enhancement.

                                                                   If the protection afforded by overcollateralization
                                                                   for any applicable series is insufficient, then the
                                                                   holders of the certificates of that series may
                                                                   experience a loss on their investment.

Certain Interest Shortfalls May Affect Distributions on the        When a borrower makes a full or partial prepayment
Related Certificates                                               on a mortgage loan, the amount of interest that the
                                                                   borrower is required to pay may be less than the
                                                                   amount of interest certificateholders would
                                                                   otherwise be entitled to receive with respect to
                                                                   the mortgage loan. The servicer is required to
                                                                   reduce its servicing fee to offset this shortfall,
                                                                   but the reduction for any distribution date will
                                                                   limited to all or a portion of the servicing fee
                                                                   for the related month.

                                                                   In a transaction that employs overcollateralization
                                                                   as a credit enhancement feature, if the aggregate
                                                                   amount of interest shortfalls on the related
                                                                   mortgage loans resulting from prepayments exceeds
                                                                   the amount of the reduction in the servicing fee,
                                                                   the amount of interest available to make
                                                                   distributions of interest to the related classes of
                                                                   certificates and to maintain or restore any related
                                                                   level of overcollateralization will be reduced.

                                                                   In a transaction that does not employ
                                                                   overcollateralization as a credit enhancement
                                                                   feature, if the aggregate amount of interest
                                                                   shortfalls on the related mortgage loans resulting
                                                                   from prepayments exceeds the amount of the
                                                                   reduction in the

                                                          S-13

                                                                   servicing fee, the amount of interest available to make
                                                                   distributions of interest to the related classes of
                                                                   certificates will be reduced and the interest
                                                                   entitlement for each class of certificates will be
                                                                   reduced proportionately.

                                                                   In addition, your certificates may be subject to
                                                                   certain shortfalls in interest collections (or
                                                                   reductions in excess interest, if the series
                                                                   employs overcollateralization as a credit
                                                                   enhancement feature) arising from the application
                                                                   of the Servicemembers Civil Relief Act and similar
                                                                   state and local laws (referred to in this free
                                                                   writing prospectus supplement as the Relief Act).
                                                                   The Relief Act provides relief to borrowers who
                                                                   enter active military service and to borrowers in
                                                                   reserve status who are called to active duty after
                                                                   the origination of their mortgage loan.  The Relief
                                                                   Act provides generally that these borrowers may not
                                                                   be charged interest on a mortgage loan in excess of
                                                                   6% per annum during the period of the borrower's
                                                                   active duty.  These shortfalls are not required to
                                                                   be paid by the borrower at any future time, will
                                                                   not be advanced by the servicer, and will reduce
                                                                   accrued interest on each class of certificates on a
                                                                   pro rata basis.  In addition, the Relief Act
                                                                   imposes certain limitations that would impair the
                                                                   servicer's ability to foreclose on an affected
                                                                   mortgage loan during the borrower's period of
                                                                   active service and, under some circumstances,
                                                                   during an additional period thereafter.  In
                                                                   addition, pursuant to the laws of various states,
                                                                   under certain circumstances, payments on mortgage
                                                                   loans by residents in such states who are called
                                                                   into active duty with the National Guard or the
                                                                   reserves will be deferred. These state laws may
                                                                   also limit the ability of the servicer to foreclose
                                                                   on the related mortgaged property.  This could
                                                                   result in delays or reductions in payment and
                                                                   increased losses on the mortgage loans that would
                                                                   be borne by you.  See "Risk Factors - Impact of
                                                                   World Events" in the prospectus.

A Withdrawal or Downgrade in the Ratings Assigned to any Credit    If one or more classes of certificates of a series
Enhancer May Affect the Value of the Related Classes of            will benefit from a form of credit enhancement
Certificates                                                       provided by a third party, such as a limited
                                                                   financial guaranty policy or a derivative
                                                                   instrument, the ratings on those classes may depend
                                                                   primarily on an assessment by the rating agencies
                                                                   of the mortgage loans and on the financial strength
                                                                   of the credit enhancement provider.  Any reduction
                                                                   in the ratings assigned to the financial strength
                                                                   of the credit enhancement provider will likely
                                                                   result in a reduction in the ratings of the classes
                                                                   of certificates that benefit from the credit
                                                                   enhancement.  A reduction in the ratings assigned
                                                                   to those certificates would reduce the market value
                                                                   of the certificates and may affect your ability to
                                                                   sell them.

                                                                   The rating by each of the rating agencies of the
                                                                   certificates of any series is not a recommendation
                                                                   to purchase, hold or sell the certificates because
                                                                   that rating does not address the market price or
                                                                   suitability for a particular investor.  The rating
                                                                   agencies may reduce or withdraw the ratings on the
                                                                   certificates at any time they deem appropriate.  In
                                                                   general, the ratings address credit risk and do not
                                                                   address the likelihood of prepayments.

                                                          S-14

The Right of a Class of Certificates to Receive Certain Interest   A class of certificates of a series may bear
Distributions May Depend on the Creditworthiness of a Third Party  interest at a pass-through rate that is subject to a cap, but nevertheless that class may be entitled
                                                                   to receive interest distributions in excess of that
                                                                   cap from excess cashflow (if provided for in the
                                                                   related prospectus supplement and if available) or
                                                                   from certain sources other than the related
                                                                   mortgage loans, such as a derivative instrument or
                                                                   a reserve fund established to cover those
                                                                   distributions.  In the event that a series of
                                                                   certificates provides for excess cashflow to cover
                                                                   those interest distributions in excess of the cap,
                                                                   investors in that class of certificates should
                                                                   consider that excess cashflow may not be available
                                                                   to fund those distributions.  In the event that a
                                                                   series of certificates does not provide for excess
                                                                   cashflow, investors in the applicable classes of
                                                                   certificates will have to look exclusively to the
                                                                   sources of payment other than the mortgage loans
                                                                   and will have to consider that those other sources
                                                                   may be limited, may be provided by and depend
                                                                   solely on third parties, and may therefore be
                                                                   subject to counterparty risk.  In the event that
                                                                   those sources include third party providers,
                                                                   investors in the affected classes of certificates
                                                                   should consider that the ratings assigned to the
                                                                   applicable third party provider may be lower than
                                                                   the ratings of the affected classes of
                                                                   certificates.  Unless otherwise specified in the
                                                                   related prospectus supplement, the ratings assigned
                                                                   to any class of certificates that may receive
                                                                   interest distributions in excess of the applicable
                                                                   cap will not address the likelihood of receipt of
                                                                   any such interest distributions.

Your Yield Will Be Affected by How Distributions Are Allocated     The timing of principal distributions on any class
to the Certificates                                                of certificates will be affected by a number of
                                                                   factors, including:

                                                                   o    the extent of prepayments on the related
                                                                        mortgage loans,

                                                                   o    how distributions of principal are allocated
                                                                        among the classes of certificates in the
                                                                        applicable series,

                                                                   o    whether the servicer, depositor or Third Party
                                                                        Insurer, as applicable, exercises its right to
                                                                        terminate the issuing entity,

                                                                   o    the rate and timing of payment defaults and
                                                                        losses on the related mortgage loans,

                                                                   o    repurchases of related mortgage loans as a
                                                                        result of material breaches of representations
                                                                        and warranties, modifications in lieu of
                                                                        refinancings and related to early payment
                                                                        defaults and

                                                                   o    with respect to the senior certificates, if
                                                                        there is prefunding in the related series and if
                                                                        funds are required to be deposited in the
                                                                        pre-funding account on the closing date, by the
                                                                        availability of subsequent mortgage loans.

                                                                   Because distributions on the certificates are
                                                                   dependent upon the payments on the applicable
                                                                   mortgage loans, we cannot guarantee the amount of
                                                                   any particular distribution or the amount of time
                                                                   that will elapse before a issuing entity is
                                                                   terminated.

                                                          S-15

                                                                   See "Description of the Certificates -- Principal,"
                                                                   and " -- Optional Termination" in the prospectus
                                                                   supplement relating to the applicable series of
                                                                   certificates for a description of the manner in
                                                                   which principal will be paid to the certificates.
                                                                   See "The Mortgage Pool -- Assignment of the Mortgage
                                                                   Loans" in the prospectus supplement relating to the
                                                                   applicable series of certificates for more
                                                                   information regarding the repurchase or
                                                                   substitution of mortgage loans.

Risks Related To Servicer's Repurchase Obligation Related To       Investors should note that unless otherwise
Early Payment Default                                              specified in the prospectus supplement for a
                                                                   particular transaction, the majority of the
                                                                   mortgage loans included in the issuing entity will
                                                                   have originated within the twelve months prior to
                                                                   their sale to the issuing entity for a particular
                                                                   transaction.  As a result, the issuing entity may
                                                                   experience higher rates of default than if the
                                                                   mortgage loans had been outstanding for a longer
                                                                   period of time.  In addition, the servicer has the
                                                                   obligation to pursue remedies against third parties
                                                                   arising from certain of the mortgage loans that
                                                                   experience an early payment default.  The proceeds
                                                                   of any such repurchases will be treated as
                                                                   prepayments of the applicable mortgage loans and
                                                                   will have the same effect on the yield of the
                                                                   senior certificates as prepayments.  Investors in
                                                                   the senior certificates should note that such
                                                                   obligation may be inconsistent with, and adverse to
                                                                   the interests of the holders of the senior
                                                                   certificates, and the servicer is required, if a
                                                                   mortgage loan is subject to an early payment
                                                                   default provision, to pursue remedies against third
                                                                   parties, without consideration of the interests of
                                                                   the senior certificates in connection with such
                                                                   obligation.  Furthermore, the servicer's exercise
                                                                   of such option may negatively affect the senior
                                                                   certificates, regardless of whether exercised, may
                                                                   adversely affect the liquidity of the senior
                                                                   certificates relative to other mortgage-backed
                                                                   securities backed by comparable mortgage loans and
                                                                   with comparable distribution priorities and ratings.

The Certificates May Not Be Appropriate for Some Investors         The certificates may not be an appropriate
                                                                   investment for investors who do not have sufficient
                                                                   resources or expertise to evaluate the particular
                                                                   characteristics of each applicable class of
                                                                   certificates. This may be the case because, among
                                                                   other things:

                                                                   o    the yield to maturity of certificates purchased
                                                                        at a price other than par will be sensitive to
                                                                        the uncertain rate and timing of principal
                                                                        prepayments on the related mortgage loans;

                                                                   o    the rate of principal distributions on, and the
                                                                        weighted average lives of, the certificates will
                                                                        be sensitive to the uncertain rate and timing of
                                                                        principal prepayments on the related mortgage
                                                                        loans and the priority of principal
                                                                        distributions among the classes of certificates
                                                                        in the related series. Accordingly, the
                                                                        certificates may be an inappropriate investment
                                                                        if you require a distribution of a particular
                                                                        amount of principal on a specific date or an
                                                                        otherwise predictable stream of distributions;
                                                                        or

                                                                   o    a secondary market for the certificates may not
                                                                        develop or

                                                          S-16

                                                                        provide certificateholders with liquidity of
                                                                        investment.

Balloon Mortgage Loans                                             If so specified in the prospectus supplement
                                                                   relating to a series of certificates, the mortgage
                                                                   loans included in an issuing entity may include
                                                                   balloon loans, which are mortgage loans that do not
                                                                   provide for scheduled payments of principal that
                                                                   are sufficient to amortize the principal balance of
                                                                   the loan prior to maturity and which therefore will
                                                                   require the payment by the related borrower of a
                                                                   "balloon payment" of principal at maturity.
                                                                   Balloon loans involve a greater degree of risk
                                                                   because the ability of a borrower to make a balloon
                                                                   payment typically will depend upon the borrower's
                                                                   ability either to timely refinance the mortgage
                                                                   loan or timely to sell the related mortgaged
                                                                   property.

Seasoned Mortgage Loans                                            If so specified in the prospectus supplement
                                                                   relating to the applicable series of certificates,
                                                                   the loan ages of some of the mortgage loans in an
                                                                   issuing entity may be older than those of the other
                                                                   mortgage loans in that issuing entity or these
                                                                   mortgage loans may have been previously included in
                                                                   securitizations of the depositor and acquired upon
                                                                   exercise of an optional termination right.
                                                                   Generally, seasoned mortgage loans are believed to
                                                                   be less likely to prepay due to refinancing and are
                                                                   more likely to default than newly originated
                                                                   mortgage loans.  In any case, the prepayment and
                                                                   default experience on well seasoned mortgage loans
                                                                   will likely differ from that on other mortgage
                                                                   loans.

Geographic Concentration of Mortgaged Properties Increases the     Issuing entities established by the depositor have
Risk that Certificate Yields Could Be Impaired                     historically had a significant portion of their
                                                                   mortgage loans secured by mortgaged properties that
                                                                   are located in California and, unless otherwise
                                                                   specified in the prospectus supplement relating to
                                                                   the applicable series of certificates, a
                                                                   significant portion of the mortgage loans in the
                                                                   related issuing entity will be secured by mortgaged
                                                                   properties that are located in California.
                                                                   Property in California may be more susceptible than
                                                                   homes located in other parts of the country to
                                                                   certain types of uninsurable hazards, such as
                                                                   earthquakes, floods, mudslides and other natural
                                                                   disasters. In addition,

                                                                   o    economic conditions in states with significant
                                                                        concentrations (which may or may not affect real
                                                                        property values) may affect the ability of
                                                                        borrowers to repay their loans on time;

                                                                   o    declines in the residential real estate markets
                                                                        in states with significant concentrations may
                                                                        reduce the values of properties located in those
                                                                        states, which would result in an increase in the
                                                                        loan-to-value ratios and which may present a
                                                                        greater risk of default and, in the case of
                                                                        default, an increase in the severity of loss on
                                                                        the related mortgage loans; and

                                                                   o    any increase in the market value of properties
                                                                        located in states with significant
                                                                        concentrations would reduce the loan-to-value
                                                                        ratios and could, therefore, make alternative
                                                                        sources of financing available to the borrowers
                                                                        at lower interest rates, which could result in
                                                                        an increased rate of

                                                          S-17

                                                                        prepayment of the mortgage loans.

You May Have Difficulty Reselling the Certificates                 No market for any of the certificates will exist
                                                                   before they are issued.  Any underwriters with
                                                                   respect to one or more classes of certificates may
                                                                   intend to make a secondary market in certain
                                                                   classes of the certificates, but if it does it will
                                                                   have no obligation to do so. We cannot assure you
                                                                   that a secondary market will develop or, if it
                                                                   develops, that it will continue. Consequently, you
                                                                   may not be able to sell your certificates readily
                                                                   or at prices that will enable you to realize your
                                                                   desired yield.  If only a portion of the
                                                                   certificates being offered in a series have been
                                                                   sold to the public, the market for those
                                                                   certificates could be illiquid because of the small
                                                                   amount of those certificates held by the public.
                                                                   In addition, the market overhang created by the
                                                                   existence of certificates that the market is aware
                                                                   may be sold to the public in the near future could
                                                                   adversely affect your ability to sell your
                                                                   certificates.  The market values of the
                                                                   certificates are likely to fluctuate; these
                                                                   fluctuations may be significant and could result in
                                                                   significant losses to you.

                                                                   The secondary markets for mortgage backed
                                                                   securities have experienced periods of illiquidity
                                                                   and can be expected to do so in the future.
                                                                   Illiquidity can have a severely adverse effect on
                                                                   the prices of securities that are especially
                                                                   sensitive to prepayment, credit, or interest rate
                                                                   risk, or that have been structured to meet the
                                                                   investment requirements of limited categories of
                                                                   investors.

Rights of Third Party Insurers                                     If there is a Third Party Insurer with respect to a
                                                                   particular series of certificates, unless the Third
                                                                   Party Insurer fails to make a required payment
                                                                   under the related policy and the failure is
                                                                   continuing or the Third Party Insurer is the
                                                                   subject of a bankruptcy proceeding (each such
                                                                   event, a "Third Party Insurer Default"), the Third
                                                                   Party Insurer may be entitled to exercise, among
                                                                   others, the following rights without the consent of
                                                                   holders of the related certificates, and the
                                                                   holders of the related certificates may exercise
                                                                   those rights only with the prior written consent of
                                                                   the Third Party Insurer:

                                                                   o    the right to provide notices of servicer
                                                                        defaults and the right to direct the trustee to
                                                                        terminate the rights and obligations of the
                                                                        servicer under the pooling and servicing
                                                                        agreement upon a default by the servicer,

                                                                   o    the right to remove the trustee or any custodian
                                                                        pursuant to the pooling and servicing agreement,
                                                                        and

                                                                   o    the right to direct the trustee to make
                                                                        investigations and take actions pursuant to the
                                                                        pooling and servicing agreement.

                                                                   In addition, unless a Third Party Insurer Default
                                                                   exists, that Third Party Insurer's consent may be
                                                                   required before, among other things,

                                                                   o    any removal of the servicer, any successor
                                                                        servicer or the trustee, any appointment of any
                                                                        co-trustee, or

                                                          S-18

                                                                   o    any amendment to the pooling and servicing
                                                                        agreement.

                                                                   Investors in the certificates other than those
                                                                   specified in the related prospectus supplement
                                                                   should note that:

                                                                   o    any insurance policy issued by the Third Party
                                                                        Insurer will not cover, and will not benefit in
                                                                        any manner whatsoever, their certificates,

                                                                   o    the rights granted to the Third Party Insurer
                                                                        may be extensive,

                                                                   o    the interests of the Third Party Insurer may be
                                                                        inconsistent with, and adverse to, the interests
                                                                        of the holders of the certificates, and the
                                                                        Third Party Insurer has no obligation or duty to
                                                                        consider the interests of the certificates in
                                                                        connection with the exercise or nonexercise of
                                                                        the Third Party Insurer's rights, and

                                                                   o    the Third Party Insurer's exercise of its rights
                                                                        and consents may negatively affect the
                                                                        certificates other than those specified in the
                                                                        related prospectus supplement and the existence
                                                                        of the Third Party Insurer's rights, whether or
                                                                        not exercised, may adversely affect the
                                                                        liquidity of the certificates, relative to other
                                                                        asset-backed certificates backed by comparable
                                                                        mortgage loans and with comparable payment
                                                                        priorities and ratings.

                                                                   See "Rights of the Third Party Insurer under
                                                                   Pooling and Servicing Agreement" in this free
                                                                   writing prospectus supplement.

Inability to Replace Servicer Could Affect Collections and         The structure of the servicing fee might affect the
Recoveries on the Mortgage Loans                                   ability to find a replacement servicer.  Although
                                                                   the trustee is required to replace the servicer if
                                                                   the servicer is terminated or resigns, if the
                                                                   trustee is unwilling (including for example because
                                                                   the servicing fee is insufficient) or unable
                                                                   (including for example, because the trustee does
                                                                   not have the systems to service mortgage loans), it
                                                                   may be necessary to appoint a replacement
                                                                   servicer.  Because the servicing fee is structured
                                                                   as a percentage of the stated principal balance of
                                                                   each mortgage loan, it may be difficult to replace
                                                                   the servicer at a time when the balance of the
                                                                   mortgage loans has been significantly reduced
                                                                   because the fee may be insufficient to cover the
                                                                   costs associated with servicing the mortgage loans
                                                                   and related REO Properties remaining in the pool.
                                                                   The performance of the mortgage loans may be
                                                                   negatively impacted, beyond the expected transition
                                                                   period during a servicing transfer, if a
                                                                   replacement servicer is not retained within a
                                                                   reasonable amount of time.


                                                          S-19

Relocation of the Servicer's Default Management Services May       The servicer intends to relocate its default
Result in Increased Delinquencies and Defaults Which May           management, collections, and loss mitigation
Adversely Affect the Yield on the Certificates                     functions from Pasadena, California to Texas in
                                                                   2007. Fewer than 70 of the servicer's employees
                                                                   will be directly affected by this relocation.
                                                                   Although certain of these employees will be offered
                                                                   the opportunity to relocate, the servicer expects
                                                                   that a substantial number of these employees may
                                                                   elect not to do so.

                                                                   If a substantial number of employees in default
                                                                   management services resign prior to the relocation
                                                                   or elect not to relocate, the servicer's collection
                                                                   and default management processes may be disrupted
                                                                   which may result in an increase in delinquencies
                                                                   and defaults. Although any increase in
                                                                   delinquencies and defaults is expected to be
                                                                   temporary, there can be no assurance as to the
                                                                   duration or severity of any disruption in the
                                                                   collection and default management processes or as
                                                                   to the resulting effects on the yield of the
                                                                   certificates. In an attempt to mitigate any
                                                                   disruptions in these processes, the servicer will
                                                                   continue to provide default management services
                                                                   from Pasadena until the relocation of those
                                                                   services to Texas has been completed and the
                                                                   default management, collections, and loss
                                                                   mitigation functions in the new site are fully
                                                                   operational.

Some statements contained in or incorporated by reference in this free writing prospectus supplement and the attached prospectus consist of forward-looking statements relating to future economic performance or projections and other financial items. These statements can be identified by the use of forward-looking words such as "may," "will," "should," "expects," "believes," "anticipates," "estimates," or other comparable words. Forward-looking statements are subject to a variety of risks and uncertainties that could cause actual results to differ from the projected results. Those risks and uncertainties include, among others, general economic and business conditions, regulatory initiatives and compliance with governmental regulations, customer preferences and various other matters, many of which are beyond our control. Because we cannot predict the future, what actually happens may be very different from what we predict in our forward-looking statements.

                                The Mortgage Pool

General

         The depositor, IndyMac MBS, Inc. (the "Depositor"), will purchase the mortgage loans in the mortgage pool (which are together referred to in this free writing prospectus supplement as the "Mortgage Loans") from IndyMac Bank, F.S.B. ("IndyMac Bank" and in such capacity, the "Seller"), pursuant to a pooling and servicing agreement (the "Pooling and Servicing Agreement") among the Seller, IndyMac Bank, F.S.B, as servicer (in such capacity, the "Servicer"), the Depositor and Deutsche Bank National Trust Company, as trustee (the "Trustee"), and will cause the Mortgage Loans to be assigned to the Trustee for the benefit of the holders of the certificates.

         The Mortgage Loans may also be segregated into one or more loan groups (each, a "loan group") for the purposes of allocating distributions among the classes of certificates offered by that series. If the Mortgage Loans are segregated into multiple loan groups, your certificates may be related to one or more of the loan groups. To the extent that the Mortgage Loans for a particular series of certificates are not divided into multiple loan groups, references in this free writing prospectus supplement to a loan group will mean the entire mortgage pool, and references to other loan groups shall not be applicable.

         All of the Mortgage Loans to be included in the issuing entity will be evidence by promissory notes (the "Mortgage Notes"). The Mortgage Notes will be secured by first lien deeds of trust, security deeds or mortgages on one- to four-family residential properties (the "Mortgaged Properties").

         Under the Pooling and Servicing Agreement, the Seller will make certain representations, warranties and covenants to the Depositor relating to, among other things, the due execution and enforceability of the Pooling and Servicing Agreement and certain characteristics of the Mortgage Loans. Subject to the limitations described in the next sentence and under "-- Assignment of the Mortgage Loans," the Seller will be obligated to repurchase or substitute a similar mortgage loan for any Mortgage Loan as to which there exists deficient documentation that materially and adversely affects the interests of the certificateholders in the related mortgage loan or as to which there has been an uncured breach of any representation or warranty relating to the characteristics of the Mortgage Loans that materially and adversely affects the interests of the certificateholders in that Mortgage Loan. The Seller will represent and warrant to the Depositor in the Pooling and Servicing Agreement that the Mortgage Loans were selected from among the outstanding one- to four-family mortgage loans in the Seller's portfolio as to which the representations and warranties set forth in the Pooling and Servicing Agreement can be made and that the selection was not made in a manner intended to affect the interests of the certificateholders adversely. See "Mortgage Loan Program -- Representations by the Seller; Repurchases, etc." in the attached prospectus. Under the Pooling and Servicing Agreement, the Depositor will assign all of its right, title and interest in the representations, warranties and covenants (including the Seller's repurchase or substitution obligations) to the Trustee for the benefit of the certificateholders. The Depositor will make no representations or warranties with respect to the Mortgage Loans and will have no obligation to repurchase or substitute Mortgage Loans with deficient documentation or that are otherwise defective. The Seller is selling the Mortgage Loans without recourse and will have no obligation with respect to the certificates in its capacity as Seller other than the repurchase or substitution obligation described above. The obligations of the Servicer with respect to the certificates are limited to the Servicer's contractual servicing obligations under the Pooling and Servicing Agreement.

         Based on its amortization feature, each Mortgage Loan will fall into one of three categories: Interest Only Loan, 40/30 Balloon Loan or Fully Amortizing Loan. Certain of the Mortgage Loans will provide that the related mortgagors pay only interest on the principal balances of their Mortgage Loans from origination for a certain number of months, but require the entire principal balances of those Mortgage Loans to be fully amortized over the related remaining term of the Mortgage Loans (the "Interest Only Loans"). The interest-only period for the Interest Only Loans can range from 36 to 180 months. Certain of the Mortgage Loans may provide for monthly payments of principal based on an amortization schedule significantly longer than the remaining term of those mortgage loans and a disproportionate principal payment at their stated maturities (the "40/30 Balloon Loans"). The remaining Mortgage Loans will provide for the amortization of the amount financed over a series of substantially equal monthly payments (the "Fully Amortizing Loans").

         The Mortgage Loans will provide a date on which payments are due for each month, which generally is the first day of each month (the "Due Date"). Scheduled monthly payments made by mortgagors on the Mortgage Loans either earlier or later than their scheduled Due Dates will not affect the amortization schedule or the relative application of the payments to principal and interest. Certain of the Mortgage Loans, as will be provided in the related prospectus supplement, will impose a prepayment charge if mortgagors prepay their Mortgage Loans. Generally, for Mortgage Loans that impose a prepayment charge, the prepayment charge applies to principal prepayments of more than 20% of the original principal balance in any twelve-month period during a period that can be as short as the first one year or as long as the first five years after origination of the applicable Mortgage Loan. The charge is equal to six month's interest on the amount prepaid in excess of the 20% threshold. The holders of the Class P Certificates will be entitled to all prepayment charges received on the Mortgage Loans, and those amounts will not be available for distribution on the other classes of certificates. Under certain circumstances, as described in the pooling and servicing agreement, the servicer may waive the payment of any otherwise applicable prepayment charge. Investors should conduct their own analysis of the effect, if any, that the prepayment charges, and decisions by the servicer with respect to the waiver thereof, may have on the prepayment performance of the Mortgage Loans. The depositor makes no representations as to the effect that the prepayment charges, and decisions by the servicer with respect to the waiver thereof, may have on the prepayment performance of the Mortgage Loans.

         The mortgage rate ("Mortgage Rate") of each of the Mortgage Loans will be fixed for a certain period of time after the origination of the Mortgage Loan. Each mortgage note for the Mortgage Loans will provide for adjustments to the related Mortgage Rate at the end of the initial fixed-rate period and, semi-annually or annually thereafter (each such date, an "Adjustment Date") to equal the sum, rounded to the nearest 0.125%, of (1) one of (A) the weekly average yield on United States Treasury securities adjusted to a constant maturity of one year as published by the Federal Reserve Board in Statistical Release H.15(591) and most recently available as of a day specified in the related note (the "One-Year CMT Index"), (B) the average of the London interbank offered rates for six month U.S. dollar deposits in the London market, generally as set forth in either the Wall Street Journal or some other source generally accepted in the residential mortgage loan origination business and specified in the related mortgage note or, if such rate ceases to be published in The Wall Street Journal or becomes unavailable for any reason, then based upon a new index selected by the Servicer, based on comparable information, in each case, as most recently announced as of either 45 days prior to, or the first business day of the month immediately preceding the month of, such Adjustment Date (the "Six-Month LIBOR Index") or (C) the average of the London interbank offered rates for one-year U.S. dollar deposits in the London market, generally as set forth in either The Wall Street Journal or some other source generally accepted in the residential mortgage loan origination business and specified in the related mortgage note, or, if such rate ceases to be published in The Wall Street Journal or becomes unavailable for any reason, then based upon a new index selected by the Servicer, based on comparable information, in each case, as most recently announced as of either 45 days prior to, or the first business day of the month immediately preceding the month of, such Adjustment Date (the "One-Year LIBOR Index") (each of the One-Year CMT Index, Six-Month LIBOR Index and One-Year LIBOR Index, a "Mortgage Index"), and (2) a fixed percentage amount specified in the related mortgage note (the "Gross Margin"); provided, however, that the Mortgage Rate for the Mortgage Loans will not increase or decrease by more than a certain amount specified in the mortgage note (each limit on adjustments in the Mortgage Rate is referred to as a "Subsequent Periodic Rate Cap"), with the exception of the initial Adjustment Date for which the Mortgage Rate on each Mortgage Loan will not increase or decrease by more the certain amount specified in the related mortgage note (each limit on initial adjustments in the Mortgage Rate is referred to as a "Initial Periodic Rate Cap"). Adjustments to the Mortgage Rate for each Mortgage Loan are subject to a lifetime maximum interest rate (the "Maximum Mortgage Rate"). Each Mortgage Loan specifies a lifetime minimum interest rate (the "Minimum Mortgage Rate"), which might be equal to the Gross Margin for that Mortgage Loan.

         At origination, all of the Mortgage Loans in a particular issuing entity will have a Loan-to-Value Ratio of 100.00% or less. Unless otherwise stated in the related prospectus supplement for a particular series, all of the Mortgage Loans with a Loan-to-Value Ratio at origination of greater than 80% will be covered by a primary mortgage guaranty insurance policy issued by a mortgage insurance company acceptable to Fannie Mae or Freddie Mac. No primary mortgage guaranty insurance policy will be required with respect to any Mortgage Loan after the date on which the Loan-to-Value Ratio of a Mortgage Loan is 80% or less (either because of principal payments on the Mortgage Loan or because of a new appraisal of the mortgaged property). The primary mortgage guaranty insurance policy will be maintained for the life of the lender acquired mortgage insurance Mortgage Loans, unless otherwise prohibited by law. See "The Seller--Underwriting Process" in this free writing prospectus supplement.

         The "Loan-to-Value Ratio" of a Mortgage Loan at any given time is a fraction, expressed as a percentage, the numerator of which is the principal balance of that Mortgage Loan at the date of determination and the denominator of which is

         o in the case of a purchase, the lesser of the selling price of the mortgaged property or its appraised value at the time of sale, or

         o in the case of a refinance, the appraised value of the mortgaged property at the time of the refinance.

         No assurance can be given that the value of any mortgaged property has remained or will remain at the level that existed on the appraisal or sales date. If residential real estate values generally or in a particular geographic area decline, the Loan-to-Value Ratios might not be a reliable indicator of the rates of delinquencies, foreclosures and losses that could occur with respect to the Mortgage Loans.

         "FICO Credit Scores" are obtained by many mortgage lenders in connection with mortgage loan applications to help assess a borrower's creditworthiness. FICO Credit Scores are generated by models developed by a third party that analyze data on consumers in order to establish patterns that are believed to be indicative of the borrower's probability of default. The FICO Credit Score is based on a borrower's historical credit data, including, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. FICO Credit Scores range from approximately 300 to approximately 850, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. A FICO Credit Score, however, purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., that a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be noted that FICO Credit Scores were developed to indicate a level of default probability over a two-year period that does not correspond to the life of a mortgage loan. Furthermore, FICO Credit Scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general. Therefore, a FICO Credit Score does not take into consideration the effect of mortgage loan characteristics (which may differ from consumer loan characteristics) on the probability of repayment by the borrower. There can be no assurance that a FICO Credit Score will be an accurate predictor of the likely risk or quality of a mortgage loan.

Assignment of the Mortgage Loans

         Pursuant to the Pooling and Servicing Agreement, on the closing date, the Depositor will assign without recourse to the Trustee in trust for the benefit of the certificateholders all interest of the Depositor in each Mortgage Loan and all interest in the applicable IndyMac INDA Mortgage Loan Trust, including all scheduled payments received on or with respect to the Mortgage Loans, but not any principal and interest due on or before the later of the day of the month in which the certificates are issued and the date of origination for that Mortgage Loan (that date, the "Cut-off Date").

         In connection with the assignment of the Mortgage Loans, the Depositor will deliver or cause to be delivered to the Trustee, the mortgage file, which contains among other things, the original mortgage note (and any modification or amendment to it) endorsed in blank without recourse, except that the Depositor may deliver or cause to be delivered a lost note affidavit in lieu of any original mortgage note that has been lost, the original instrument creating a first lien on the related mortgaged property with evidence of recording indicated thereon, an assignment in recordable form of the mortgage, the title policy with respect to the related mortgaged property and, if applicable, all recorded intervening assignments of the mortgage and any riders or modifications to the mortgage note and mortgage (except for any documents not returned from the public recording office, which will be delivered to the Trustee as soon as the same is available to the Depositor). With respect to up to 30% of the Mortgage Loans in a loan group, the Depositor may deliver all or a portion of each related mortgage file to the Trustee not later than five business days after the closing date. Assignments of the Mortgage Loans to the Trustee (or its nominee) will be recorded in the appropriate public office for real property records, except in states such as California where in the opinion of counsel recording is not required to protect the Trustee's interests in the mortgage loan against the claim of any subsequent transferee or any successor to or creditor of the Depositor or the Seller. Under certain circumstances specified in the Pooling and Servicing Agreement, the assignments will be recorded (at the Servicer's request).

         The Trustee will review each mortgage file relating to the Mortgage Loans within 90 days of the closing date (or promptly after the Trustee's receipt of any document permitted to be delivered after the closing date) and if any document in a mortgage file is found to be missing or defective in a material respect adverse to the interests of the certificateholders in the related Mortgage Loan and the Seller does not cure the defect within 90 days of notice of the defect from the Trustee (or within such longer period not to exceed 720 days after the closing date as provided in the Pooling and Servicing Agreement in the case of missing documents not returned from the public recording office), the Seller will be obligated to repurchase the related Mortgage Loan from the issuing entity. The Trustee will hold the Mortgage Loan documents in trust for the benefit of the certificateholders in accordance with its customary procedures, including storing the documents in fire-resistant facilities. Rather than repurchase the Mortgage Loan as described above, the Seller may remove the Mortgage Loan (referred to as a "deleted mortgage loan") from the issuing entity and substitute in its place another mortgage loan (referred to as a "replacement mortgage loan"); however, such a substitution is permitted only within two years of the closing date and may not be made unless an opinion of counsel is provided to the Trustee to the effect that such a substitution will not disqualify any REMIC or result in a prohibited transaction tax under the Code. Any replacement mortgage loan generally will, on the date of substitution, among other characteristics set forth in the Pooling and Servicing Agreement,

         o have a principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of, and not more than 10% less than, the Stated Principal Balance of the deleted Mortgage Loan (the amount of any shortfall to be deposited by the Seller in the Certificate Account and held for distribution to the certificateholders on the related Distribution Date (a "Substitution Adjustment Amount")),

         o have a Mortgage Rate not lower than, and not more than 1% per annum higher than, that of the deleted Mortgage Loan,

         o have a Maximum Mortgage Rate not more than 1% per annum higher than and not lower than the Maximum Mortgage Rate of the deleted Mortgage Loan,

         o have a Minimum Mortgage Rate not lower than, and not more than 1% per annum higher than the Minimum Mortgage Rate of the deleted Mortgage Loan,

         o have the same Mortgage Index, reset period and periodic rate cap as the deleted mortgage loan and a Gross Margin not more than 1% per annum higher or lower than that of the deleted mortgage loan,

         o have a Mortgage Rate not lower than, and not more than 1% per annum higher than that of the deleted mortgage loan,

         o have a Loan-to-Value Ratio not higher than that of the deleted Mortgage Loan,

         o have a remaining term to maturity not more than one year greater than (and not more than one year less than) that of the deleted Mortgage Loan, and

         o comply with all of the representations and warranties set forth in the Pooling and Servicing Agreement as of the date of substitution.

         This cure, repurchase or substitution obligation constitutes the sole remedy available to certificateholders or the Trustee for a material omission of, or a material defect in, a Mortgage Loan document.

         Notwithstanding the foregoing, in lieu of providing the duly executed assignment of the mortgage to the Trustee and the original recorded assignment or assignments of the mortgage together with all interim recorded assignments of such mortgage, above, the Depositor may at its discretion provide evidence that the related mortgage is held through the MERS(R) System. In addition, the mortgages for some or all of the Mortgage Loans in the issuing entity that are not already held through the MERS(R) System may, at the discretion of the Servicer, in the future be held through the MERS(R) System. For any mortgage held through the MERS(R) System, the mortgage is recorded in the name of Mortgage Electronic Registration Systems, Inc., or MERS, as nominee for the owner of the Mortgage Loan, and subsequent assignments of the mortgage were, or in the future may be, at the discretion of the Servicer, registered electronically through the MERS(R) System. For each of these Mortgage Loans, MERS serves as mortgagee of record on the mortgage solely as a nominee in an administrative capacity on behalf of the Trustee, and does not have any interest in the Mortgage Loan.

                                   The Seller

         IndyMac Bank, F.S.B. ("IndyMac Bank") will be the seller of the Mortgage Loans (in such capacity, the "Seller"). The principal executive offices of IndyMac Bank are located at 888 East Walnut Street, Pasadena, California 91101. IndyMac Bank is a wholly-owned subsidiary of IndyMac Intermediate Holdings, Inc., which is a wholly-owned subsidiary of IndyMac Bancorp, Inc. The business now operated by IndyMac Bank began in 1993. On July 1, 2000, this business was transferred by a predecessor company to IndyMac Bank and began operation as a federal savings bank

Origination Process

         IndyMac Bank acquires mortgage loans principally through four channels: mortgage professionals, consumer direct, correspondent and conduit. IndyMac Bank also acquires a relatively small number of mortgage loans through other channels.

         Mortgage professionals: Mortgage brokers, mortgage bankers, financial institutions and homebuilders who have taken applications from prospective borrowers and submitted those applications to IndyMac Bank.

         Consumer direct: Mortgage loans initiated through direct contact with the borrower. This contact may arise from internet advertising and IndyMac Bank website traffic, affinity relationships, company referral programs, realtors and through its Southern California retail banking branches.

         Correspondent: Mortgage brokers, mortgage bankers, financial institutions and homebuilders who sell previously funded mortgage loans to IndyMac Bank.

         Conduit: IndyMac Bank acquires pools of mortgage loans in negotiated transactions either with the original mortgagee or an intermediate owner of the mortgage loans.

         IndyMac Bank approves each mortgage loan seller prior to the initial transaction on the basis of the seller's financial and management strength, reputation and prior experience. Sellers are periodically reviewed and if their performance, as measured by compliance with the applicable loan sale agreement, is unsatisfactory, IndyMac Bank will cease doing business with them.

Underwriting Process

         Mortgage loans that are acquired by IndyMac Bank are underwritten by IndyMac Bank according to IndyMac Bank's underwriting guidelines, which also accept mortgage loans meeting Fannie Mae or Freddie Mac guidelines regardless of whether such mortgage loans would otherwise meet IndyMac Bank's guidelines, or pursuant to an exception to those guidelines based on IndyMac Bank's procedures for approving such exceptions. Conventional mortgage loans are loans that are not insured by the FHA or partially guaranteed by the VA. Conforming mortgage loans are loans that qualify for sale to Fannie Mae and Freddie Mac, whereas non-conforming mortgage loans are loans that do not so qualify. Non-conforming mortgage loans originated or purchased by IndyMac Bank pursuant to its underwriting programs typically differ from conforming loans primarily with respect to loan-to-value ratios, borrower income, required documentation, interest rates, borrower occupancy of the mortgaged property and/or property types. To the extent that these programs reflect underwriting standards different from those of Fannie Mae and Freddie Mac, the performance of loans made pursuant to these different underwriting standards may reflect higher delinquency rates and/or credit losses.

         IndyMac Bank has two principal underwriting methods designed to be responsive to the needs of its mortgage loan customers: traditional underwriting and e-MITS (Electronic Mortgage Information and Transaction System) underwriting. E-MITS is an automated, internet-based underwriting and risk-based pricing system. IndyMac Bank believes that e-MITS generally enables it to estimate expected credit loss, interest rate risk and prepayment risk more objectively than traditional underwriting and also provides consistent underwriting decisions. IndyMac Bank has procedures to override an e-MITS decision to allow for compensating factors.

         IndyMac Bank's underwriting criteria for traditionally underwritten mortgage loans include an analysis of the borrower's credit history, ability to repay the mortgage loan and the adequacy of the mortgaged property as collateral. Traditional underwriting decisions are made by individuals authorized to consider compensating factors that would allow mortgage loans not otherwise meeting IndyMac Bank's guidelines.

         In determining a borrower's FICO Credit Score, IndyMac Bank generally selects the middle credit score of the scores provided by each of the three major U.S. credit repositories (Equifax, TransUnion and Experian) for each borrower, and then selects the lowest of these scores. In some instances, IndyMac Bank selects the middle score of the borrower with the largest amount of qualifying income among all of the borrowers on the mortgage loan. A FICO Credit Score might not be available for a borrower due to insufficient credit information on file with the credit repositories. In these situations, IndyMac Bank will establish a borrower's credit history through documentation of alternative sources of credit such as utility payments, auto insurance payments and rent payments. In addition to the FICO Credit Score, other information regarding a borrower's credit quality is considered in the loan approval process, such as the number and degree of any late mortgage or rent payments within the preceding 12-month period, the age of any foreclosure action against any property owned by the borrower, the age of any bankruptcy action, the number of seasoned tradelines reflected on the credit report and any outstanding judgments, liens, charge-offs or collections.

         For each mortgage loan with a Loan-to-Value Ratio at origination exceeding 80%, IndyMac Bank will usually require a primary mortgage guarantee insurance policy that conforms to the guidelines of Fannie Mae and Freddie Mac. After the date on which the Loan-to-Value Ratio of a mortgage loan is 80% or less, either because of principal payments on the mortgage loan or because of a new appraisal of the mortgaged property, no primary mortgage guaranty insurance policy will be required on that mortgage loan.

         All of the insurers that have issued primary mortgage guaranty insurance policies with respect to the mortgage loans meet Fannie Mae's or Freddie Mac's standards or are acceptable to the Rating Agencies. In some circumstances, however, IndyMac Bank does not require primary mortgage guaranty insurance on mortgage loans with Loan-to-Value Ratios greater than 80%.

         IndyMac Bank purchases loans that have been originated under one of seven documentation programs: Full/Alternate, FastForward, Bank Statement, Stated Income, No Ratio, No Income/No Asset and No Doc. In general, documentation types that provide for less than full documentation of employment, income and liquid assets require higher credit quality and have lower loan-to-value ratios and loan amount limits.

         Under the Full/Alternate Documentation Program, the prospective borrower's employment, income and assets are verified through written documentation such as tax returns, pay stubs or W-2 forms. . Generally, a two-year history of employment or continuous source of income is required to demonstrate adequacy and continuance of income. Borrowers applying under the Full/Alternate Documentation Program may, based on certain loan characteristics and higher credit quality, qualify for IndyMac Bank's FastForward program and be entitled to income and asset documentation relief. Borrowers who qualify for FastForward must state their income, provide a signed Internal Revenue Service Form 4506 (authorizing IndyMac Bank to obtain copies of their tax returns), and state their assets; IndyMac Bank does not require any verification of income or assets under this program.

         The Bank Statement Documentation Program is similar to the Full/Alternate Documentation Program except that borrowers generally must document income and employment for one year (rather than two, as required by the Full/Alternate Documentation Program). Borrowers under the Bank Statement Documentation Program may use bank statements to verify their income and employment. If applicable, written verification of a borrower's assets is required under this program.

         The Stated Income Documentation Program requires prospective borrowers to provide information regarding their assets and income. Information regarding a borrower's assets, if applicable, is verified through written communications. Information regarding income is not verified and employment verification may not be written.

         The No Ratio Program requires prospective borrowers to provide information regarding their assets, which is then verified through written communications. The No Ratio Program does not require prospective borrowers to provide information regarding their income, but employment may not be written.

         Under the No Income/No Asset Documentation Program and the No Doc Documentation Program, emphasis is placed on the credit score of the prospective borrower and on the value and adequacy of the mortgaged property as collateral, rather than on the income and the assets of the prospective borrower. Prospective borrowers are not required to provide information regarding their assets or income under either program, although under the No Income/No Asset Documentation Program, employment is orally verified.

         IndyMac Bank generally will re-verify income, assets, and employment for mortgage loans it acquires through the wholesale channel, but not for mortgage loans acquired through other channels.

         Maximum loan-to-value and combined loan-to-value ratios and loan amounts are established according to the occupancy type, loan purpose, property type, FICO Credit Score, number of previous late mortgage payments, and the age of any bankruptcy or foreclosure actions. Additionally, maximum total monthly debt payments-to-income ratios and cash-out limits may be applied. Other factors may be considered in determining loan eligibility such as a borrower's residency and immigration status, whether a non-occupying borrower will be included for qualification purposes, sales or financing concessions included in any purchase contract, the acquisition cost of the property in the case of a refinance transaction, the number of properties owned by the borrower, the type and amount of any subordinate mortgage, the amount of any increase in the borrower's monthly mortgage payment compared to previous mortgage or rent payments and the amount of disposable monthly income after payment of all monthly expenses.

         To determine the adequacy of the property to be used as collateral, an appraisal is generally made of the subject property in accordance with the Uniform Standards of Profession Appraisal Practice. The appraiser generally inspects the property, analyzes data including the sales prices of comparable properties and issues an opinion of value using a Fannie Mae/Freddie Mac appraisal report form, or other acceptable form. In some cases, an automated valuation model (AVM) may be used in lieu of an appraisal. AVMs are computer programs that use real estate information, such as demographics, property characteristics, sales prices, and price trends to calculate a value for the specific property. The value of the property, as indicated by the appraisal or AVM, must support the loan amount.

         Underwriting procedures vary by channel of origination. Generally, mortgage loans originated through the mortgage professional channel will be submitted to e-MITS for assessment and subjected to a full credit review and analysis. Mortgage loans that do not meet IndyMac Bank's guidelines may be manually re-underwritten and approved under an exception to those underwriting guidelines. Mortgage loans originated through the consumer direct channel are subjected to essentially the same procedures, modified as necessary to reflect the fact that no third-party contributes to the preparation of the credit file.

         IndyMac Bank currently operates two mortgage loan purchase programs as part of its correspondent channel:

         1. Prior Approval Program. Under this program, IndyMac Bank performs a full credit review and analysis of each mortgage loan generally with the same procedures used for mortgage loans originated through the mortgage professionals channel. Only after IndyMac Bank issues an approval notice to a loan originator is a mortgage loan eligible for purchase pursuant to this program.

         2. Preferred Delegated Underwriting Program. Under this program, loan originators that meet certain eligibility requirements are allowed to tender mortgage loans for purchase without the need for IndyMac Bank to verify mortgagor information. The eligibility requirements for participation in the Preferred Delegated Underwriting Program vary based on the net worth of the loan originators with more stringent requirements imposed on loan originators with a lower net worth. Loan originators are required to submit a variety of information to IndyMac Bank for review, including their current audited financial statements, their quality control policies and procedures, their current errors and omissions/fidelity insurance coverage evidencing blanket coverage in a minimum amount of $300,000, at least three underwriters' resumes showing at least three years experience or a direct endorsement designation, and at least two references from mortgage insurance companies. Loan originators are required to have an active, traditional warehouse line of credit, which is verified together with the bailee letter and wire instructions. IndyMac Bank requires each loan originator to be recertified on an annual basis to ensure that it continues to meet the minimum eligibility guidelines for the Preferred Delegated Underwriting Program.

         Under the Preferred Delegated Underwriting Program, each eligible loan originator is required to underwrite mortgage loans in compliance with IndyMac Bank's underwriting guidelines usually by use of e-MITS or, infrequently, by submission of the mortgage loan to IndyMac Bank for traditional underwriting. A greater percentage of mortgage loans purchased pursuant to this program are selected for post-purchase quality control review than for the other program.

         Mortgage loans originated through the conduit channel were generally initially underwritten by the party from whom IndyMac Bank acquired the mortgage loan to that party's underwriting guidelines. IndyMac Bank reviews each such party's guidelines for acceptability, and these guidelines generally meet industry standards and incorporate many of the same factors used by Fannie Mae, Freddie Mac and IndyMac Bank. Each mortgage loan is re-underwritten by IndyMac Bank for compliance with its guidelines based only on the objective characteristics of the mortgage loan, such as FICO, documentation type, loan-to-value ratio, etc., but without reassessing the underwriting procedures originally used. In addition, a portion of the mortgage loans acquired through the conduit channel are subjected to a full re-underwriting.

         Exceptions to underwriting standards are permitted in situations in which compensating factors exist. Examples of these factors are significant financial reserves, a low loan-to-value ratio, significant decrease in the borrower's monthly payment and long-term employment with the same employer.

Representations by Seller; Repurchases, etc.

         The Seller represents that immediately before the assignment of the Mortgage Loans to the Depositor, it will have good title to, and will be the sole owner of, each Mortgage Loan free and clear of any pledge, lien, encumbrance or security interest and will have full right and authority, subject to no interest or participation of, or agreement with, any other party, to sell and assign the Mortgage Loans pursuant to the Pooling and Servicing Agreement.

         In the event of a breach of any representation or warranty in respect of a Mortgage Loan that materially and adversely affects the interests of the certificateholders, the Seller will be obligated, in accordance with the Pooling and Servicing Agreement, to cure that breach, to repurchase the Mortgage Loan at the purchase price or to substitute a qualified mortgage loan for the Mortgage Loan. See "Mortgage Loan Program--Representations by Sellers; Repurchases, etc." in the attached prospectus.

         Mortgage Loans that IndyMac originates through the conduit channel contain provisions relating to early payment defaults. In the Pooling and Servicing Agreement, the Seller will assign to the Depositor, who will then assign to the Trustee all rights the Seller has relating to early payment defaults on the Mortgage Loans ("EPD Rights") and the Servicer assumes any related duties as part of it servicing obligations. As further described in the Pooling and Servicing Agreement, the Servicer will attempt to enforce the EPD Rights. If the Servicer's enforcement of the EPD Rights obligates the Servicer to sell a Mortgage Loan to a third party, the Servicer shall repurchase the Mortgage Loan at the purchase price and sell the Mortgage Loan to the third party. The Servicer shall deposit into the Certificate Account all amounts received in connection with the enforcement of EPD Rights, not exceeding the purchase price, with respect to any Mortgage Loan. Any amounts received by the Servicer with respect a Mortgage Loan in excess of the purchase price shall be retained by the Servicer as additional servicing compensation.

                         Servicing of the Mortgage Loans

The Servicer

         IndyMac Bank will act as servicer under the Pooling and Servicing Agreement (in such capacity, the "Servicer"). The principal executive offices of the Servicer are located at 888 East Walnut Street, Pasadena, California 91101. IndyMac Bank has been master servicing mortgage loans since 1993 and servicing mortgage loans directly (servicing without the use of a subservicer) since 1998. It is expected that on the closing date the Servicer will be the only entity servicing the Mortgage Loans. As of the date of this free writing prospectus supplement, IndyMac Bank is rated (x) by Fitch, "RPS2+" as a servicer of alt/A, prime and subprime mortgage loans, (y) by Moody's, "SQ2" as a primary servicer of prime and subprime first lien mortgage loans and "SQ3" as a special servicer and (z) by S&P, "above average/stable" as a primary servicer and "average/stable" as a master servicer and special servicer.

         The Servicer will be responsible for servicing the Mortgage Loans in accordance with the terms set forth in the Pooling and Servicing Agreement, employing the same degree of skill and care that it employs in servicing other mortgage loans comparable to the Mortgage Loans serviced by the Servicer for itself or others. The Servicer has agreed to represent and protect the interest of the Trustee in the Mortgage Loans in the same manner as it currently protects its own interest in mortgage loans in its own portfolio in any claim, proceeding or litigation regarding a Mortgage Loan.

         If any servicing transfer were to occur, an increase in delinquencies and defaults may occur due to misapplied or lost payments, data input errors, system incompatibilities or otherwise. Although any increase in delinquencies is expected to be temporary, we cannot give any assurance as to the duration or severity of any disruption in servicing the applicable Mortgage Loans as a result of any servicing transfer. See also "Risk Factors--Bankruptcy or Insolvency May Affect the Timing and Amount of Distributions on the Securities" in the prospectus.

Servicing Compensation and Payment of Expenses

         The expense fees are payable out of the interest payments on each Mortgage Loan. The weighted average rate at which the Expense Fees accrue is referred to as the "Expense Fee Rate." The "Expense Fees" consist of (a) the servicing fee, (b) fees payable to the Trustee in respect of its activities as Trustee under the Pooling and Servicing Agreement at a per annum rate specified in the prospectus supplement for a particular series and (c) any lender paid mortgage insurance premiums. The Servicer is obligated to pay certain ongoing expenses associated with the issuing entity and incurred by the Servicer in connection with its responsibilities under the Pooling and Servicing Agreement and those amounts will be paid by the Servicer out of its fee. The amount of the Servicer's servicing compensation is subject to adjustment with respect to prepaid Mortgage Loans, as described in this free writing prospectus supplement under "--Adjustment to Servicing Compensation in Connection with Certain Prepaid Mortgage Loans." The Servicer will also be entitled to receive late payment fees, assumption fees and other similar charges. The Servicer will be entitled to receive all reinvestment income earned on amounts on deposit in the collection account, the Certificate Account and the Distribution Account, if applicable.

         The "adjusted net mortgage rate" of a Mortgage Loan is the Mortgage Loan's Mortgage Rate minus the related Expense Fee Rate.

Adjustment to Servicing Compensation in Connection with Certain Prepaid Mortgage Loans

         When a borrower prepays a Mortgage Loan between Due Dates, the borrower is required to pay interest on the amount prepaid only to the date of prepayment and not thereafter. Generally, the Mortgage Loans provide that payments are due on the first day of each month (the "Due Date"). Similarly, if the Servicer purchases a Mortgage Loan as described in this free writing prospectus supplement under "--Certain Modifications and Refinancings," the issuing entity is entitled to the interest paid by the borrower only to the date of purchase. Except with respect to the month of the Cut-off Date, principal prepayments by borrowers received by the Servicer from the first day through the fifteenth day of a calendar month will be distributed to certificateholders on the Distribution Date in the same month in which the prepayments on such Mortgage Loans are received and, accordingly, no shortfall in the amount of interest to be distributed to certificateholders with respect to the prepaid Mortgage Loans will result. Conversely, principal prepayments on such Mortgage Loans received by the Servicer from the sixteenth day (or, in the case of the first Distribution Date, from the Cut-off Date) through the last day of a calendar month will be distributed to certificateholders on the Distribution Date in the month following the month of receipt and, accordingly, a shortfall in the amount of interest to be distributed to certificateholders with respect to such prepaid Mortgage Loans would result. To offset any interest shortfall to certificateholders as a result of any prepayments, the Servicer will be required to reduce its servicing compensation, but the reduction for any Distribution Date will be limited to an amount (such amount, "Compensating Interest") equal to the product of

         o        0.125% multiplied by

         o        one-twelfth multiplied by

         o the aggregate Stated Principal Balance of the Mortgage Loans as of the first day of the prior month.

         If shortfalls in interest as a result of prepayments on the Mortgage Loans in any month exceed the Compensating Interest for such month, the amount of interest distributed to the holders of the certificates will be reduced by the amount of the excess and no amounts will be due or paid with respect to such reduction on future Distribution Dates. See "Description of the Certificates--Interest" in this free writing prospectus supplement.

Advances

         Except as described below, the Servicer will be required to advance prior to each Distribution Date, from its own funds or amounts received with respect to the Mortgage Loans that do not constitute Available Funds for that Distribution Date, an amount (referred to as an "advance") equal to

         o all of the payments of principal and interest on the Mortgage Loans due but delinquent as of the "Determination Date" (which will be the 18th of the month or, if the 18th is not a business day, the next business day after the 18th of the month)

         minus

         o        the servicing fee for those Mortgage Loans for the period

         plus

         o an amount equivalent to interest on each Mortgage Loan as to which the mortgaged property has been acquired by the related issuing entity (through foreclosure or deed-in-lieu of foreclosure).

         Advances are intended to maintain a regular flow of scheduled interest and principal distributions on the certificates rather than to guarantee or insure against losses. The Servicer is obligated to make advances with respect to delinquent payments of principal of or interest on each Mortgage Loan only to the extent that such advances made on that Mortgage Loan are, in its reasonable judgment, recoverable from future payments and collections or insurance payments or proceeds of liquidation of the related Mortgage Loan. If the Servicer determines on any Determination Date to make an advance, that advance will be included with the distribution to certificateholders on the related Distribution Date. Any failure by the Servicer to make a deposit in the Certificate Account as required under the Pooling and Servicing Agreement, including any failure to make an advance, will constitute an event of default under the Pooling and Servicing Agreement if such failure remains unremedied for five days after written notice of such failure. If the Servicer is terminated as a result of the occurrence of an event of default, the Trustee or the successor Servicer will be obligated to make any required advance, in accordance with the terms of the Pooling and Servicing Agreement. An advance will be reimbursed from the payments on the Mortgage Loan with respect to which the advance was made. However, if an advance is determined to be nonrecoverable and the Servicer delivers an officer's certificate to the Trustee indicating that the advance is nonrecoverable, the Servicer will be entitled to withdraw from the Certificate Account an amount equal to the nonrecoverable advance. Reimbursement for advances and nonrecoverable advances will be made prior to distributions on the certificates.

Certain Modifications and Refinancings

         The Servicer may modify any Mortgage Loan at the request of the related mortgagor, provided that the Servicer purchases the Mortgage Loan from the issuing entity immediately preceding the modification. Modification of a Mortgage Loan may be made to change the interest rate on the related Mortgage Loan or to alter any other characteristics of the Mortgage Loans as, for example, to change the terms relating to the adjustment of the mortgage interest rate. The Servicer attempts to identify mortgagors who are likely to refinance their Mortgage Loans (and therefore cause a prepayment in full) and inform them of the availability of the option of modification in lieu of refinancing. Mortgagors who are informed of this option are more likely to request a modification than mortgagors who are not so informed. Any purchase of a Mortgage Loan subject to a modification will be for a price equal to 100% of the Stated Principal Balance of that Mortgage Loan, plus accrued and unpaid interest on the Mortgage Loan up to the first day of the month in which the proceeds are to be distributed at the applicable adjusted net mortgage rate, net of any unreimbursed advances of principal and interest on the Mortgage Loan made by the Servicer. The Servicer will deposit the purchase price in the Certificate Account within one business day of the purchase of that Mortgage Loan. The purchase price will be treated by the Servicer as a prepayment in full of the related Mortgage Loan, and will be distributed by the Trustee in accordance with the Pooling and Servicing Agreement. Purchases of Mortgage Loans may occur when prevailing interest rates are below the interest rates on the Mortgage Loans and mortgagors request modifications as an alternative to refinancings. The Servicer will indemnify the issuing entity against liability for any prohibited transactions taxes and any interest, additions or penalties imposed on any REMIC as a result of any modification or purchase.

Prepayment Charges

         A portion of the Mortgage Loans provide for the payment of a prepayment charge if the related mortgagor prepays such Mortgage Loan during a period ranging from one year to five years after origination. The prepayment charges that are imposed on such Mortgage Loans can either be hard prepayment charges or soft prepayment charges. With respect to Mortgage Loans that impose soft prepayment charges, the mortgagor is only required to pay a prepayment charge if the mortgagor prepays the Mortgage Loan for a reason other than as a result of selling the mortgaged property. Mortgage Loans that impose hard prepayment charges require the payment of a prepayment charge in connection with any prepayment, regardless of the reason for that prepayment. Any prepayment charges paid on the Mortgage Loans will not be distributed to any of the offered certificates, but, unless otherwise specified in the prospectus supplement for a particular transaction, will be distributed to the Class P Certificates.

Default Management Services

   In connection with the servicing of defaulted Mortgage Loans, the Servicer may perform certain default management and other similar services (including, but not limited to, appraisal services) and may act as a broker in the sale of mortgaged properties related to those Mortgage Loans. The Servicer will be entitled to reasonable compensation for providing those services, in addition to the servicing compensation described in this free writing prospectus supplement.

                                Static Pool Data

         Certain static pool data and delinquency, cumulative loss and prepayment data for IndyMac Bank is available on the internet at http://regab.indymacbank.com/. Each of these securitizations is unique, and the characteristics of each securitized mortgage pool varies from each other as well as from the Mortgage Loans to be included in the issuing entity that will issue the certificates offered by this free writing prospectus supplement. In addition, the performance information relating to the prior securitizations described above may have been influenced by factors beyond the sponsor's control, such as housing prices and market interest rates. Therefore, the performance of these prior securitizations is likely to not be indicative of the future performance of the Mortgage Loans.

         This static pool data is not deemed part of the prospectus or the registration statement of which the prospectus is a part to the extent that the static pool data relates to:

         o prior securitized pools of IndyMac Bank, F.S.B. that do not include the Mortgage Loans and that were established before January 1, 2006; or

         o in the case of information regarding the Mortgage Loans, information about the Mortgage Loans for periods before January 1, 2006.

                                  The Depositor

         The depositor is IndyMac MBS, Inc., a Delaware corporation that is a limited purpose finance subsidiary of IndyMac Bank, F.S.B. Its address is 155 North Lake Avenue, Pasadena, California 91101, and its telephone number is (800) 669-2300. The Depositor will not have any business operations other than securitizing mortgage assets and related activities.

                               The Issuing Entity

         In connection with the issuance of the certificates, the Depositor will have formed the related IndyMac INDA Mortgage Loan Trust, a common law trust created under the laws of the State of New York pursuant to the Pooling and Servicing Agreement. The Trustee serves as trustee of the issuing entity and acts on behalf of the issuing entity as the issuing entity does not have any directors, officers or employees. The fiscal year end of the issuing entity is December 31.

         The issuing entity's activities are limited to the transactions and activities entered into in connection with the securitization described in this free writing prospectus supplement, and except for those activities, the issuing entity is not authorized and has no power to borrow money or issue debt, merge with another entity, reorganize, liquidate or sell assets or engage in any business or activities. Consequently, the issuing entity is not permitted to hold any assets, or incur any liabilities, other than those described in this free writing prospectus supplement. Because the issuing entity is created pursuant to the Pooling and Servicing Agreement, the issuing entity and its permissible activities can only be amended or modified by amending the Pooling and Servicing Agreement.

         Because the issuing entity is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a "business trust" for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the trust would be characterized as a "business trust."

                                   The Trustee

         Deutsche Bank National Trust Company ("DBNTC") will act as trustee (in such capacity, the "Trustee"), calculation agent and custodian under the Pooling and Servicing Agreement. DBNTC is a national banking association which has an office in Santa Ana, California. DBNTC has previously been appointed to the role of trustee for numerous mortgage-backed transactions in which residential mortgages comprised the asset pool and has significant experience in this area. DBNTC has also acted as calculation agent and custodian in numerous mortgaged-backed transactions since 1991. As custodian, DBNTC will maintain the mortgage files in secure, fire-resistant facilities. DBNTC will not physically segregate the mortgage files in DBNTC's custody and the mortgage files will be kept in shared facilities. However, DBNTC's proprietary document tracking system will show the location within DBNTC facilities of each mortgage file and will show that the mortgage loan documents are held by DBNTC on behalf of the issuing entity. DBNTC has no legal proceedings that would materially affect its ability to performs its duties as Trustee, calculation agent or custodian. DBNTC may perform certain of its obligations through one or more third party vendors. However, DBNTC shall remain liable for the duties and obligations required of it under the Pooling and Servicing Agreement.

         The Depositor and the Servicer may maintain other banking relationships in the ordinary course of business with DBNTC. Certificates may be surrendered at the offices designated by the Trustee from time to time for such purposes, which as of the closing date is of the Trustee located at DB Services Tennessee, 648 Grassmere Park Rd., Nashville, TN 37211-3658, Attention: Transfer Unit, or at any other address the Trustee designates from time to time. Correspondence may be directed to the Trustee at its corporate trust office located at 1761 East St. Andrew Place, Santa Ana, California 92705, Attention:
Trust Administration [series designation]. Certificateholders may access monthly statements from the Trustee's website located at https://www.tss.db.com/invr. Certificateholders may obtain assistance in operating the website by calling the Trustee's investor relations desk at (800) 735-7777.

         In addition to the duties described elsewhere in this free writing prospectus supplement and the prospectus, the Trustee will perform many services on behalf of the issuing entity pursuant to the Pooling and Servicing Agreement. The Trustee will be responsible for (x) calculating and paying principal and interest distributions to the certificateholders, (y) preparing and filing all income tax returns on behalf of the issuing entity and (z) the preparation of monthly statements to certificateholders.

         The Trustee will be liable for its own negligent action, its own negligent failure to act or its own willful misconduct. However, the Trustee will not be liable, individually or as Trustee,

         o for an error of judgment made in good faith by a responsible officer of the Trustee, unless it is finally proven that the Trustee was negligent in ascertaining the pertinent facts,

         o with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of holders of certificates evidencing not less than 25% of the Voting Rights of the certificates relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under the Pooling and Servicing Agreement,

         o for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by the Pooling and Servicing Agreement, or

         o for any loss on any investment of funds pursuant to the Pooling and Servicing Agreement (other than as issuer of the investment security).

         The Trustee may request and rely upon and shall be protected in acting or refraining from acting upon any resolution, officer's certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties.

         The Trustee and any successor trustee will, at all times, be a corporation or association organized and doing business under the laws of a state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, subject to supervision or examination by federal or state authority and with a credit rating that would not cause any of the Rating Agencies to reduce their respective ratings of any Class of Certificates below the ratings issued on the closing date (or having provided security from time to time as is sufficient to avoid the reduction). If the Trustee no longer meets the foregoing requirements, the Trustee has agreed to resign immediately.

         The Trustee may at any time resign by giving written notice of resignation to the Depositor, the Servicer and each Rating Agency not less than 60 days before the specified resignation date. The resignation shall not be effective until a successor trustee has been appointed. If a successor trustee has not been appointed within 30 days after the Trustee gives notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

         The Depositor or the Servicer may remove the Trustee and appoint a successor trustee if:

         o the Trustee ceases to meet the eligibility requirements described above and fails to resign after written request to do so is delivered to the Trustee by the Depositor,

         o the Trustee becomes incapable of acting, or is adjudged as bankrupt or insolvent, or a receiver of the Trustee or of its property is appointed, or any public officer takes charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation,

         o a tax is imposed with respect to the issuing entity by any state in which the Trustee or the issuing entity is located and the imposition of the tax would be avoided by the appointment of a different trustee, or

         o during the period in which the Depositor is required to file reports under the Securities Exchange Act of 1934, as amended, the Trustee fails to comply with its related obligations, as described in the Pooling and Servicing Agreement.

         In addition, the holders of Certificates evidencing at least 51% of the Voting Rights may at any time remove the Trustee and appoint a successor trustee. Notice of any removal of the Trustee shall be given to each Rating Agency by the successor trustee. The party initiating the removal of a Trustee will bear any expense associated with the removal of the appointment of a new trustee.

         Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions described above will become effective upon acceptance of appointment by the successor trustee.

         A successor trustee will not be appointed unless the successor trustee meets the eligibility requirements described above and its appointment does not adversely affect the then-current ratings of the certificates (without regard to any certificate guaranty insurance policy.

                         Description of the Certificates

         The certificates will be issued pursuant to the Pooling and Servicing Agreement. The following sections of this free writing prospectus supplement are summaries of certain of the material terms of the certificates. The certificates represent obligations of the issuing entity only and do not represent an interest in or obligation of IndyMac MBS, Inc., IndyMac Bank, F.S.B. or any of their affiliates.

         The certificates of a series will consist of one or more classes of senior certificates (the "Class A Certificates") and the Class A-R Certificates (together with the Class A Certificates, the "senior certificates"), six or more classes of subordinated certificates (the "subordinated certificates") and the Class P Certificates. The Class P Certificates will not bear interest. The Class P Certificates will be entitled to all prepayment charges received in respect of the Mortgage Loans in the manner set forth in the Pooling and Servicing Agreement. Such prepayment charges will not be available for distribution to the holders of the offered certificates and the other private certificates.

         The "Class Certificate Balance" of any class of certificates (other than any Notional Amount Certificates) as of any Distribution Date is the initial Class Certificate Balance of that class reduced by the sum of

o all amounts previously distributed to holders of certificates of that class as distributions of principal, and

o the amount of Realized Losses (including Excess Losses) allocated to that class;

provided, however, that the Class Certificate Balance of each class of certificates to which Realized Losses have been allocated will be increased, sequentially in the order of payment priority, by the amount of Subsequent Recoveries on the Mortgage Loans in the related loan group distributed as principal to any related class of certificates, but not by more than the amount of Realized Losses previously allocated to reduce the Class Certificate Balance of such class of certificates. See "Realization upon Defaulted Mortgage Loans -- Application of Liquidation Proceeds" in the attached prospectus.

         In addition, the Class Certificate Balance of the class of subordinated certificates then outstanding with the highest numerical class designation will be reduced if and to the extent that the aggregate Class Certificate Balance of all classes of certificates (other than the Class P Certificates), following all distributions and the allocation of

Realized Losses on any Distribution Date exceeds the pool principal balance as of the Due Date occurring in the month of the Distribution Date (after giving effect to principal prepayments in the related Prepayment Period). The Notional Amount Certificates, if any, do not have a Class Certificate Balance and are not entitled to distributions of principal on the Mortgage Loans.

         The Class A-R Certificates and the private certificates will be issued in fully registered certificated form. Unless specified otherwise in the related prospectus supplement, all of the remaining classes of offered certificates will be represented by book-entry certificates. The book-entry certificates will be issuable in book-entry form only. The Class A-R Certificates will be issued in a denomination of $100.

Certificate Groups

         If so specified in the prospectus supplement applicable to a series of certificates, each class of certificates may belong to a group of certificates containing other classes having certain common characteristics, including related loan group, interest rate or priority of distribution. A group of classes of senior certificates relating to a common loan group is referred to in this free writing prospectus supplement as a "senior certificate group."

Notional Amount Certificates

         If so specified in the prospectus supplement applicable to a series of certificates, the issuing entity may issue one or more classes of certificates that will not bear interest on their respective Class Certificate Balances but will instead bear interest on their respective notional amounts (collectively referred to as the "Notional Amount Certificates"). The "Notional Amount" of a class of Notional Amount Certificates will be as described in the related prospectus supplement.

         The "Due Period" means for any Distribution Date, the period commencing on the second day of the month preceding the month in which the Distribution Date occurs and ending on the first day of the month in which the Distribution Date occurs.

Component Classes

         If so specified in the prospectus supplement applicable to a series of certificates, one or more classes of certificates may be made up of multiple components having the designations and initial component balances or notional amounts set forth in the related prospectus supplement.

Book-Entry Certificates

         The offered certificates (other than the Class A-R Certificates) will be book-entry certificates (the "Book-Entry Certificates"). The Class A-R Certificates will be issued as a single certificate in fully registered certificated form. Persons acquiring beneficial ownership interests in the Book-Entry Certificates ("Certificate Owners") may elect to hold their Book-Entry Certificates through The Depository Trust Company ("DTC") in the United States, or, upon request, through Clearstream, Luxembourg (as defined herein) or the Euroclear System ("Euroclear") in Europe, if they are participants of such systems, or indirectly through organizations that are participants in such systems. The Book-Entry Certificates will be issued in one or more certificates that equal the aggregate Class Certificate Balance or Notional Amount of the offered certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream Banking's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank, N.A. will act as depositary for Clearstream, Luxembourg and JPMorgan Chase Bank will act as depositary for Euroclear (in such capacities, individually the "Relevant Depositary" and collectively the "European Depositaries"). Investors may hold such beneficial interests in the Book-Entry Certificates in minimum denominations representing Class Certificate Balances or Notional Amounts in the amount as described in the final prospectus supplement for a particular issuing entity and integral multiples of $1,000 in excess thereof. One investor of each class of book-entry certificates may hold a beneficial interest therein that is an integral multiple of $1,000. Except as described below, no person acquiring a Book-Entry Certificate will be entitled to receive a physical certificate representing such offered certificate (a "Definitive Certificate"). Unless and until Definitive Certificates are issued, it is anticipated that the only certificateholder of the offered certificates will be Cede & Co., as nominee of DTC. Certificate Owners will not be certificateholders as that term is used in the Pooling and Servicing Agreement. Certificate Owners are only permitted to exercise their rights indirectly through the participating organizations that utilize the services of DTC, including securities brokers and dealers, banks and trust companies and clearing corporations and certain other organizations ("Participants") and DTC.

         The Certificate Owner's ownership of a Book-Entry Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the Certificate Owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Certificate will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the Certificate Owner's Financial Intermediary is not a Participant and on the records of Clearstream, Luxembourg or Euroclear, as appropriate).

         Certificate Owners will receive all distributions of principal of, and interest on, the offered certificates from the Trustee through DTC and Participants. While the offered certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "DTC Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the offered certificates and is required to receive and transmit distributions of principal of, and interest on, the offered certificates. Participants and organizations which have indirect access to the DTC system, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants"), with whom Certificate Owners have accounts with respect to offered certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess certificates, the DTC Rules provide a mechanism by which Certificate Owners will receive distributions and will be able to transfer their interest.

         Certificate Owners will not receive or be entitled to receive certificates representing their respective interests in the offered certificates, except under the limited circumstances described below. Unless and until Definitive Certificates are issued, Certificate Owners who are not Participants may transfer ownership of offered certificates only through Participants and Indirect Participants by instructing such Participants and Indirect Participants to transfer Book-Entry Certificates, by book-entry transfer, through DTC for the account of the purchasers of such Book-Entry Certificates, which account is maintained with their respective Participants. Under the DTC Rules and in accordance with DTC's normal procedures, transfers of ownership of Book-Entry Certificates will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and Indirect Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Certificate Owners.

         Because of time zone differences, credits of securities received in Clearstream, Luxembourg or Euroclear as a result of a transaction with a Participant will be made during, subsequent securities settlement processing and dated the business day following, the DTC settlement date. Such credits or any transactions in such securities, settled during such processing will be reported to the relevant Euroclear or Clearstream, Luxembourg Participants on such business day. Cash received in Clearstream, Luxembourg or Euroclear, as a result of sales of securities by or through a Clearstream, Luxembourg Participant or Euroclear Participant to a Participant, will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.

         Transfers between Participants will occur in accordance with DTC Rules. Transfers between Clearstream, Luxembourg Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

         Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream, Luxembourg Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC Rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross market transactions will require delivery of instructions to the relevant

European international clearing system by the counterpart in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream, Luxembourg Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

         DTC, which is a New York-chartered limited purpose trust company, performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each Participant in the Book-Entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Certificates will be subject to the DTC Rules.

         Clearstream Banking, societe anonyme, 67 Bd Grande-Duchesse Charlotte, L-2967 Luxembourg ("Clearstream, Luxembourg"), was incorporated in 1970 as "Clearstream, Luxembourg S.A." a company with limited liability under Luxembourg law (a societe anonyme). Clearstream, Luxembourg S.A. subsequently changed its name to Cedelbank. On January 10, 2000, Cedelbank's parent company, Clearstream, Luxembourg International, societe anonyme ("CI") merged its clearing, settlement and custody business with that of Deutsche Borse Clearing AG ("DBC"). The merger involved the transfer by CI of substantially all of its assets and liabilities (including its shares in CB) to a new Luxembourg company, New Clearstream, Luxembourg International, societe anonyme ("New CI"), which is 50% owned by CI and 50% owned by DBC's parent company Deutsche Borse AG. The shareholders of these two entities are banks, securities dealers and financial institutions. Clearstream, Luxembourg International currently has 92 shareholders, including U.S. financial institutions or their subsidiaries. No single entity may own more than five percent of Clearstream, Luxembourg International's stock.

         Further to the merger, the Board of Directors of New Clearstream, Luxembourg International decided to re-name the companies in the group in order to give them a cohesive brand name. The new brand name that was chosen is "Clearstream" With effect from January 14, 2000 New CI has been renamed "Clearstream International, societe anonyme." On January 18, 2000, Cedelbank was renamed "Clearstream Banking, societe anonyme" and Clearstream, Luxembourg Global Services was renamed "Clearstream Services, societe anonyme."

         On January 17, 2000 DBC was renamed "Clearstream Banking AG." This means that there are now two entities in the corporate group headed by Clearstream International which share the name "Clearstream Banking," the entity previously named "Cedelbank" and the entity previously named "Deutsche Borse Clearing AG."

         Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg customers through electronic book-entry changes in accounts of Clearstream, Luxembourg customers, thereby eliminating the need for physical movement of certificates. Transactions may be settled by Clearstream, Luxembourg in any of 36 currencies, including United States Dollars. Clearstream, Luxembourg provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream, Luxembourg is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier, "CSSF," which supervises Luxembourg banks. Clearstream, Luxembourg's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream, Luxembourg's U.S. customers are limited to securities brokers and dealers, and banks. Currently, Clearstream, Luxembourg has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada, and the United States. Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream, Luxembourg. Clearstream, Luxembourg has established an electronic bridge with Euroclear Bank S.A./N.V. as the Operator of the Euroclear System (the "Euroclear Operator") in Brussels to facilitate settlement of trades between Clearstream, Luxembourg and the Euroclear Operator.

         Euroclear was created in 1968 to hold securities for participants of Euroclear ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of the Euroclear Operator, under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

         The Euroclear Operator has a banking license from the Belgian Banking and Finance Commission. This license authorizes the Euroclear Operator to carry out banking activities on a global basis.

         Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

         Distributions on the Book-Entry Certificates will be made on each Distribution Date by the Trustee to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC participants in accordance with DTC's normal procedures. Each DTC participant will be responsible for disbursing such payments to the Certificate Owners of the Book-Entry Certificates that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the Certificate Owners of the Book-Entry Certificates that it represents.

         Under a book-entry format, Certificate Owners of the Book-Entry Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the Trustee to Cede & Co. Distributions with respect to offered certificates held through Clearstream, Luxembourg or Euroclear will be credited to the cash accounts of Clearstream, Luxembourg Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of Financial Intermediaries, the ability of a Certificate Owner to pledge Book-Entry Certificates to persons or entities that do not participate in the depository system, or otherwise take actions in respect of such Book-Entry Certificates, may be limited due to the lack of physical certificates for such Book-Entry Certificates. In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of such certificates in the secondary market since certain potential investors may be unwilling to purchase certificates for which they cannot obtain physical certificates.

         Monthly and annual reports on the issuing entity provided by the Trustee to Cede & Co., as nominee of DTC, may be made available to Certificate Owners upon request, in accordance with the DTC Rules and the rules, regulations and procedures creating and affecting the Relevant Depositary, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Certificates of such Certificate Owners are credited.

         DTC has advised the Depositor and the Trustee that, unless and until Definitive Certificates are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Certificates under the Pooling and Servicing Agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Certificates are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Certificates. Clearstream, Luxembourg or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a holder of a Book-Entry Certificate under the Pooling and Servicing Agreement on behalf of a Clearstream, Luxembourg Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Book-Entry Certificates which conflict with actions taken with respect to other Book-Entry Certificates.

         Definitive Certificates will be issued to Certificate Owners, or their nominees, rather than to DTC, only if (a) DTC or the Depositor advises the Trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depositary with respect to the Book-Entry Certificates and the Depositor or the Trustee is unable to locate a qualified successor or (b) after the occurrence of an event of default under the Pooling and Servicing Agreement, beneficial owners having not less than 51% of the voting rights (as defined in the Pooling and Servicing Agreement) evidenced by the offered certificates advise the Trustee and DTC through the Financial Intermediaries and the DTC participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of beneficial owners of such class.

         Upon the occurrence of any of the events described in the immediately preceding paragraph, the Trustee will be required to notify all Certificate Owners of the occurrence of such event and the availability through DTC of Definitive Certificates. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Certificates and instructions for re-registration, the Trustee will issue Definitive Certificates, and thereafter the Trustee will recognize the holders of such Definitive Certificates as holders of the related offered certificates under the Pooling and Servicing Agreement.

         Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of certificates among participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

Determination of LIBOR

         The certificates for a particular series may include classes for which the pass-through rate is based on LIBOR (such certificates, "LIBOR Certificates"). LIBOR applicable to an interest accrual period for a class of LIBOR Certificates will be determined on the second London Business Day prior to the commencement of such interest accrual period (a "LIBOR Determination Date"). On each LIBOR Determination Date the Trustee, as calculation agent (in such capacity, the "Calculation Agent"), will establish LIBOR for the interest accrual period on the basis of the British Bankers' Association ("BBA") "Interest Settlement Rate" for one month deposits in U.S. dollars as found on Moneyline Telerate Page 3750 as of 11:00 a.m. London time on each LIBOR Determination Date ("LIBOR"). Interest Settlement Rates currently are based on rates quoted by sixteen BBA designated banks as being, in the view of such banks, the offered rate at which deposits are being quoted to prime banks in the London interbank market. Such Interest Settlement Rates are calculated by eliminating the four highest rates and the four lowest rates, averaging the eight remaining rates, carrying the result (expressed as a percentage) out to six decimal places, and rounding to five decimal places. "Moneyline Telerate Page 3750" means the display page currently so designated on the Moneyline Telerate Service (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices). "London Business Day" means any day on which dealings in deposits of United States dollars are transacted in the London interbank market.

         If on any LIBOR Determination Date, the Calculation Agent is unable to calculate LIBOR in accordance with the method set forth in the immediately preceding paragraph, LIBOR for the next interest accrual period for the applicable classes of LIBOR Certificates will be calculated in accordance with the method described in the attached prospectus under "Description of the Certificates--Index Applicable to Floating Rate and Inverse Floating Rate Classes--LIBOR."

         If on the initial LIBOR Determination Date, the Calculation Agent is required but unable to determine LIBOR in the manner provided in the attached prospectus, LIBOR for the next interest accrual period will be the rate specified in the related prospectus supplement.

Payments on Mortgage Loans; Accounts

         On or before the closing date, the Servicer will establish an account (the "Certificate Account"), which will be maintained in trust for the benefit of the certificateholders. The Servicer will deposit or cause to be deposited in the Certificate Account all amounts required to be deposited in it under the Pooling and Servicing Agreement. On or before the closing date, the Trustee will establish an account (the "Distribution Account"), which will be maintained with the Trustee in trust for the benefit of the certificateholders. On or prior to the business day immediately preceding each Distribution Date, the Servicer will withdraw from the Certificate Account the amount of Available Funds for each loan group for that Distribution Date and will deposit such Available Funds in the Distribution Account. Funds credited to the Certificate Account or the Distribution Account may be invested for the benefit and at the risk of the Servicer in permitted investments, as defined in the Pooling and Servicing Agreement, that are scheduled to mature on or prior to the business day preceding the next Distribution Date. There is no independent verification of the transaction accounts or the transaction activity with respect to the Distribution Account.

Distributions

         Distributions on the certificates for a series will be made by the Trustee on the 25th day of each month, or if such day is not a business day, on the first business day thereafter, commencing in the first month after the closing date for that series (each, a "Distribution Date"), to the persons in whose names such certificates are registered at the close of business on the Record Date. The "Record Date" for (a) the LIBOR Certificates, so long as such certificates are Book-Entry Certificates, is the business day immediately prior to such Distribution Date and (b) any Definitive Certificates and the certificates (other than the LIBOR Certificates) is the last business day of the month immediately preceding the month of such Distribution Date.

         Distributions on each Distribution Date will be made by check mailed to the address of the person entitled thereto as it appears on the certificate register or, in the case of a certificateholder who has so notified the Trustee in writing in accordance with the Pooling and Servicing Agreement, by wire transfer in immediately available funds to the account of such certificateholder at a bank, or other depository institution having appropriate wire transfer facilities; provided, however, that the final distribution in retirement of the certificates will be made only upon presentment and surrender of such certificates at the corporate trust office of the Trustee.

Priority of Distributions Among Certificates

         As more fully described in the related prospectus supplement, distributions on the senior certificates will be made on each Distribution Date primarily from Available Funds of the related loan group or groups for such Distribution Date, and, in certain circumstances, from any Available Funds from the other loan group or groups remaining after distribution to the senior certificates related to such loan groups. Distributions on the subordinated certificates will be based on any remaining Available Funds for all of the loan groups for such Distribution Date, in each case after giving effect to distributions on all classes of senior certificates in the following order of priority:

         o to current and unpaid interest on each class of senior certificates in the related senior certificate group, pro rata, based on their respective Interest Distribution Amounts;

         o to principal of the classes of senior certificates in the related senior certificate group then entitled to receive distributions of principal, in the order and subject to the priorities set forth in the prospectus supplement for a particular series, in each case in an aggregate amount up to the maximum amount of principal to be distributed on the classes of certificates in the related senior certificate group on the Distribution Date;

         o from Available Funds from all of the loan groups, to interest on and then principal of each class of subordinated certificates, in the order of their numerical class designations, in each case subject to (x) any distributions that may be required to be made as described in this free writing prospectus supplement under "--Cross-Collateralization" and (y) the limitations set forth in this free writing prospectus supplement under "Description of the Certificates -- Interest" and " -- Principal;" and

         o        any remaining amounts to the Class A-R Certificates.

         "Available Funds" for a loan group for any Distribution Date will be equal to the sum of

         o all scheduled installments of interest (net of the related Expense Fees for that loan group) and principal due on the Mortgage Loans in that loan group on the Due Date in the month in which the Distribution Date occurs and received before the related Determination Date, together with any advances with respect to them;

        o all proceeds of any primary mortgage guaranty insurance policies and any other insurance policies with respect to the Mortgage Loans in that loan group, to the extent the proceeds are not applied to the restoration of the related mortgaged property or released to the mortgagor in accordance with the Servicer's normal servicing procedures and (a) all other cash amounts received and retained in connection with the liquidation of defaulted Mortgage Loans in that loan group, by foreclosure or otherwise during the calendar month preceding the month of the Distribution Date (in each case, net of unreimbursed expenses incurred in connection with a liquidation or foreclosure and unreimbursed advances, if any) and (b) any Subsequent Recoveries with respect to the Mortgage Loans in that loan group;

         o all partial or full prepayments with respect to Mortgage Loans in that loan group received during the related Prepayment Period, including all interest paid in connection with the prepayments, other than certain excess amounts, and the Compensating Interest allocated to the related loan group; and

         o amounts received with respect to the Distribution Date as the Substitution Adjustment Amount or purchase price in respect of a deleted Mortgage Loan or a Mortgage Loan in that loan group repurchased by the Seller or the Servicer as of the Distribution Date;

         minus

o amounts in reimbursement for advances previously made and other amounts as to which the Servicer is entitled to be reimbursed from the Certificate Account pursuant to the Pooling and Servicing Agreement.

Interest

         The pass-through rates for each class of certificates entitled to receive distributions of interest will be specified in the related prospectus supplement.

          The "Weighted Average Adjusted Net Mortgage Rate" for a loan group and any Distribution Date means a per annum rate equal to the average of the adjusted net mortgage rate of each Mortgage Loan in that loan group, weighted on the basis of its Stated Principal Balance as of the Due Date in the month prior to the month in which such Distribution Date occurs (after giving effect to prepayments received in the Prepayment Period related to that prior Due Date).

         On each Distribution Date, to the extent of funds available, each interest-bearing class of certificates will be entitled to receive an amount allocable to interest for the related interest accrual period. This "Interest Distribution Amount" for any interest-bearing class will be equal to the sum of
(a) interest accrued during the related interest accrual period at the applicable pass-through rate on the related Class Certificate Balance or Notional Amount, as the case may be, immediately prior to the applicable Distribution Date; and (b) the sum of the amounts, if any, by which the amount described in clause (a) above on each prior Distribution Date exceeded the amount actually distributed as interest on the prior Distribution Dates and not subsequently distributed or deposited, as applicable (which are called "unpaid interest amounts").

         The interest entitlement described above for each interest-bearing class of certificates for any Distribution Date will be reduced by the amount of Net Interest Shortfalls experienced by (a) the related loan group, with respect to the senior certificates and (b) all of the loan groups, with respect to the subordinated certificates. With respect to any Distribution Date and loan group, the "Net Interest Shortfall" is equal to the sum of:

         o any net prepayment interest shortfalls for that loan group and Distribution Date and

         o the amount of interest that would otherwise have been received with respect to any Mortgage Loan in that loan group that was the subject of a Relief Act Reduction or a Special Hazard Loss, Fraud Loss, Debt Service Reduction or Deficient Valuation, after the exhaustion of the respective amounts of coverage provided by the subordinated certificates for those types of losses.

         Net Interest Shortfalls for a loan group on any Distribution Date will be allocated pro rata among all interest-bearing classes of the related senior certificates and the classes of subordinated certificates on such Distribution Date, based on the amount of interest each such class of certificates would otherwise be entitled to receive (or, in the case of the subordinated certificates, be deemed to be entitled to receive based on each subordinated class' share of the Assumed Balance, as described more fully below) on such Distribution Date, in each case before taking into account any reduction in such amounts from such Net Interest Shortfalls.

         For purposes of allocating Net Interest Shortfalls for a loan group to the subordinated certificates on any Distribution Date, the amount of interest each class of subordinated certificates would otherwise be deemed to be entitled to receive from Available Funds for that loan group on the Distribution Date will be equal to an amount of interest at the pass-through rate on a balance equal to that class' pro rata share (based on their respective Class Certificate Balances) of the Assumed Balance for that Distribution Date. The "Assumed Balance" for a Distribution Date and loan group is equal to the Subordinated Percentage for that Distribution Date relating to that loan group of the aggregate Stated Principal Balance of the Mortgage Loans in that loan group as of the Due Date occurring in the month prior to the month of that Distribution Date (after giving effect to prepayments received in the Prepayment Period related to such Due Date). Notwithstanding the foregoing, on any Distribution Date after the Final Senior Termination Date, Net Interest Shortfalls for the related loan group will be allocated to the classes of subordinated certificates based on the amount of interest each such class of subordinated certificates would otherwise be entitled to receive on that Distribution Date.

         A "Relief Act Reduction" is a reduction in the amount of the monthly interest payment on a Mortgage Loan pursuant to the Servicemembers Civil Relief Act or similar state or local laws. See "Certain Legal Aspects of the Mortgage Loans -- Servicemembers Civil Relief Act" in the attached prospectus.

         With respect to any Distribution Date, a net prepayment interest shortfall for a loan group is the amount by which the aggregate of the prepayment interest shortfalls experienced by the Mortgage Loans in that loan group during the related Prepayment Period exceeds the sum of (x) the Compensating Interest for that Distribution Date and loan group and (y) the excess, if any, of the Compensating Interest for each other loan group (if any) over the prepayment interest shortfalls for that loan group. A "prepayment interest shortfall" is the amount by which interest paid by a borrower in connection with a prepayment of principal on a Mortgage Loan during the portion of a Prepayment Period occurring in the month prior to the month of the applicable Distribution Date is less than one month's interest at the related Mortgage Rate, net of the servicing fee rate, on the Stated Principal Balance of the Mortgage Loan.

         If on any Distribution Date, Available Funds for a loan group in the Certificate Account are insufficient to make a full distribution of the interest entitlement on the group of certificates related to that loan group, interest will be distributed on each class of certificates in that certificate group of equal priority based on the amount of interest it would otherwise have been entitled to receive in the absence of the shortfall. Any unpaid interest amount will be carried forward and added to the amount holders of each class of certificates in that certificate group will be entitled to receive on the next Distribution Date. A shortfall could occur, for example, if losses realized on the Mortgage Loans in that loan group were exceptionally high or were concentrated in a particular month. Any unpaid interest amount so carried forward will not bear interest.

Principal

         Principal Amount. On each Distribution Date, the Principal Amount for each loan group will be distributed as principal with respect to the related classes of senior certificates (other than the Notional Amount Certificates) in an amount up to the related Senior Principal Distribution Amount and as principal of the subordinated certificates, in an amount up to the Subordinated Principal Distribution Amount.

         The "Principal Amount" for any Distribution Date and loan group will equal the sum of:

            o all monthly payments of principal due on each Mortgage Loan in that loan group on the related Due Date,

            o the principal portion of the purchase price of each Mortgage Loan in that loan group that was repurchased by the Seller pursuant to the Pooling and Servicing Agreement as of the Distribution Date, excluding any Mortgage Loan that was repurchased due to a modification of the Mortgage Rate,

            o the Substitution Adjustment Amount in connection with any deleted Mortgage Loan in that loan group received with respect to the Distribution Date,

            o any insurance proceeds or liquidation proceeds allocable to recoveries of principal of Mortgage Loans in that loan group that are not yet Liquidated Mortgage Loans received during the calendar month preceding the month of the Distribution Date,

            o with respect to each Mortgage Loan in that loan group that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the amount of the liquidation proceeds allocable to principal received with respect to that Mortgage Loan,

            o all partial and full principal prepayments by borrowers on the Mortgage Loans in that loan group received during the related Prepayment Period, including the principal portion of the purchase price of any Mortgage Loan in that loan group that was repurchased due to modification of the Mortgage Rate, and

            o (A) any Subsequent Recoveries with respect to the Mortgage Loans in that loan group received during the calendar month preceding the month of the Distribution Date, or (B) with respect to Subsequent Recoveries in that loan group that incurred (1) an Excess Loss or (2) a Realized Loss after the Senior Credit Support Depletion Date, any such Subsequent Recoveries received during the calendar month preceding the month of such Distribution Date.

         Senior Principal Distribution Amount. On each Distribution Date, the Principal Amount for a loan group, up to the amount of the related Senior Principal Distribution Amount for the Distribution Date, will be distributed as principal of the senior certificates as specified in the related prospectus supplement.

         The "Aggregate Senior Percentage" for any Distribution Date is a fraction, expressed as a percentage, the numerator of which is equal to the aggregate Class Certificate Balance of the senior certificates immediately prior to such Distribution Date and the denominator of which is the aggregate Stated Principal Balance of all the Mortgage Loans as of the Due Date in the month preceding the month of such Distribution Date (after giving effect to principal prepayments in the Prepayment Period related to that prior Due Date).

         "Prepayment Period" means for any Distribution Date and Due Date, the period commencing on the sixteenth day of the prior calendar month (or, in the case of the first Distribution Date, the Cut-off Date) and ending on the fifteenth day of the calendar month in which such Distribution Date occurs.

         "Stated Principal Balance" means for any Mortgage Loan and any Due Date, the unpaid principal balance of the Mortgage Loan as of that Due Date, as specified in its amortization schedule at the time (before any adjustment to the amortization schedule for any moratorium or similar waiver or grace period), after giving effect to previous partial prepayments of principal and the payment of principal due on that Due Date, irrespective of any delinquency in payment by the related mortgagor and to liquidation proceeds allocable to principal received in the prior calendar month and prepayments received through the last day of the Prepayment Period in which the Due Date occurs. The "pool principal balance" equals the aggregate Stated Principal Balance of the Mortgage Loans.

         The "Senior Principal Distribution Amount" for a loan group for any Distribution Date will equal the sum of

         (i) the applicable Senior Percentage of all amounts described in clauses (a) through (d) of the definition of Principal Amount for that loan group and that Distribution Date,

         (ii) for each Mortgage Loan in that loan group that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the lesser of

                (a) the related Senior Percentage of the Stated Principal Balance of the Mortgage Loan as of the Due Date in the month preceding the month of that Distribution Date and

                (b) either

                      (x) if no Excess Losses were sustained on a Liquidated Mortgage Loan during the preceding calendar month, the related Senior Prepayment Percentage of the amount of the liquidation proceeds allocable to principal received on the Mortgage Loan or

                      (y) if an Excess Loss was sustained on the Liquidated Mortgage Loan during the preceding calendar month, the applicable Senior Percentage of the amount of the liquidation proceeds allocable to principal received on the Mortgage Loan, and

         (iii) the related Senior Prepayment Percentage of the amounts described in clauses (f) and (g) of the definition of Principal Amount for that loan group and the Distribution Date;

provided, however, that if a Bankruptcy Loss that is an Excess Loss is sustained on a Mortgage Loan in that loan group that is not a Liquidated Mortgage Loan, the related Senior Principal Distribution Amount will be reduced on the related Distribution Date by the related Senior Percentage of the principal portion of the Bankruptcy Loss; provided, further, however, that on any Distribution Date after the Final Senior Termination Date, the Senior Principal Distribution Amount for the remaining senior certificates will be calculated pursuant to the above formula based on all the Mortgage Loans in the issuing entity, as opposed to only the Mortgage Loans in the related loan group.

         The "Senior Percentage" for any senior certificate group and Distribution Date is the percentage equivalent of a fraction the numerator of which is the aggregate Class Certificate Balance of each class of senior certificates of such senior certificate group immediately before the Distribution Date and the denominator of which is the aggregate Stated Principal Balance of the Mortgage Loans in the related loan group as of the Due Date occurring in the month prior to the month of that Distribution Date (after giving effect to prepayments received on the related Mortgage Loans in the Prepayment Period related to that Due Date); provided, however, that on any Distribution Date after the Final Senior Termination Date, the Senior Percentage of the remaining senior certificate group is the percentage equivalent of a fraction, the numerator of which is the aggregate Class Certificate Balance of the senior certificates of such remaining senior certificate group immediately prior to such date and the denominator of which is the aggregate Class Certificate Balance of all classes of certificates immediately prior to such Distribution Date.

         For any Distribution Date on and prior to the Final Senior Termination Date, the "Subordinated Percentage" for the portion of the subordinated certificates relating to a loan group will be calculated as the difference between 100% and the Senior Percentage of the senior certificate group relating to that loan group on such Distribution Date. After the Final Senior Termination Date, the Subordinated Percentage will represent the entire interest of the subordinated certificates in the mortgage pool and will be calculated as the difference between 100% and the Senior Percentage for such Distribution Date.

         The "Senior Prepayment Percentage" of a senior certificate group for any Distribution Date occurring during the seven- or ten- year period (as specified in the final prospectus supplement for a particular issuing entity) beginning on the first Distribution Date will equal 100%. Thereafter, each Senior Prepayment Percentage will be subject to gradual reduction as described in the following paragraph. This disproportionate allocation of unscheduled payments of principal will have the effect of accelerating the amortization of the senior certificates (other than any Notional Amount Certificates) that receive these unscheduled payments of principal while, in the absence of Realized Losses, increasing the interest in the pool principal balance evidenced by the subordinated certificates. Increasing the respective interest of the subordinated certificates relative to that of the senior certificates is intended to preserve the availability of the subordination provided by the subordinated certificates.

         The "Subordinated Prepayment Percentage" for a loan group as of any Distribution Date will be calculated as the difference between 100% and the related Senior Prepayment Percentage for that Distribution Date.

         The Senior Prepayment Percentage of a senior certificate group for any Distribution Date occurring on or after the seventh or tenth anniversary (as specified in the final prospectus supplement for a particular issuing entity) of the first Distribution Date will be as follows: for any Distribution Date in the first year thereafter, the related Senior Percentage plus 70% of the related Subordinated Percentage for the Distribution Date; for any Distribution Date in the second year thereafter, the related Senior Percentage plus 60% of the related Subordinated Percentage for the Distribution Date; for any Distribution Date in the third year thereafter, the related Senior Percentage plus 40% of the related Subordinated Percentage for the Distribution Date; for any Distribution Date in the fourth year thereafter, the related Senior Percentage plus 20% of the related Subordinated Percentage for the Distribution Date; and for any Distribution Date thereafter, the related Senior Percentage for the Distribution Date (unless on any Distribution Date the Aggregate Senior Percentage exceeds the initial Aggregate Senior Percentage, in which case the Senior Prepayment Percentage for each senior certificate group for the Distribution Date will once again equal 100%).

         Notwithstanding the foregoing, no decrease in the Senior Prepayment Percentage for any loan group will occur unless both of the step down conditions listed below are satisfied with respect to all of the Mortgage Loans:

         o the aggregate Stated Principal Balance of all Mortgage Loans delinquent 60 days or more (including Mortgage Loans in foreclosure, real estate owned by the issuing entity and Mortgage Loans the mortgagors of which are in bankruptcy) (averaged over the preceding six month period), as a percentage of (a) if such date is on or prior to the Final Senior Termination Date, the Subordinated Percentage for that loan group of the aggregate Stated Principal Balance of the related Mortgage Loans or (b) if such date is after the Final Senior Termination Date, the aggregate Class Certificate Balance of the subordinated certificates immediately prior to that Distribution Date, does not equal or exceed 50%, and

         o cumulative Realized Losses on the Mortgage Loans in each loan group do not exceed

         o commencing with the Distribution Date on the seventh or tenth anniversary (as specified in the final prospectus supplement for a particular issuing entity) of the first Distribution Date, 30% of (i) if such date is on or prior to the Final Senior Termination Date, the Subordinated Percentage for that loan group of the aggregate Stated Principal Balances of the related Mortgage Loans as of the Cut-off Date or (ii) if such date is after the Final Senior Termination Date, the aggregate Class Certificate Balance of the subordinated certificates as of the closing date (in either case the "original subordinate principal balance"),

         o commencing with the Distribution Date on the eighth or eleventh anniversary (as specified in the final prospectus supplement for a particular issuing entity) of the first Distribution Date, 35% of the original subordinate principal balance,

         o commencing with the Distribution Date on the ninth or twelfth anniversary (as specified in the final prospectus supplement for a particular issuing entity) of the first Distribution Date, 40% of the original subordinate principal balance,

         o commencing with the Distribution Date on the tenth or thirteenth anniversary (as specified in the final prospectus supplement for a particular issuing entity) of the first Distribution Date, 45% of the original subordinate principal balance, and

         o commencing with the Distribution Date on the eleventh of fourteenth anniversary (as specified in the final prospectus supplement for a particular issuing entity) of the first Distribution Date, 50% of the original subordinate principal balance.

         The "Senior Termination Date" for a senior certificate group is the date on which the aggregate Class Certificate Balance of the senior certificates of such senior certificate group is reduced to zero. The "Final Senior Termination Date" is the date on which the aggregate Class Certificate Balance of the senior certificates in all of the senior certificate groups except for one senior certificate group is reduced to zero.

         Notwithstanding the preceding paragraphs, if (x) on or before the Distribution Date occurring in the month of the third anniversary of the closing date, the Aggregate Subordinated Percentage is at least 200% of the Aggregate Subordinated Percentage as of the closing date, the delinquency test set forth above is satisfied and cumulative Realized Losses do not exceed 20% of the aggregate Class Certificate Balance of the subordinated certificates as of the closing date, the Senior Prepayment Percentage for each loan group will equal the related Senior Percentage for that Distribution Date plus 50% of an amount equal to 100% minus the related Senior Percentage for that Distribution Date and
(y) after the Distribution Date occurring in the month of the third anniversary of the closing date, the Aggregate Subordinated Percentage is at least 200% of the Aggregate Subordinated Percentage as of the closing date, the delinquency test set forth above is satisfied and cumulative Realized Losses do not exceed 30% of the aggregate Class Certificate Balance of the subordinated certificates as of the closing date (the "Two Times Test"), the Senior Prepayment Percentage for each loan group will equal the related Senior Percentage.

         The "Aggregate Subordinated Percentage" for any Distribution Date is a fraction, expressed as a percentage, the numerator of which is equal to the aggregate Class Certificate Balance of the subordinated certificates immediately prior to such Distribution Date and the denominator of which is the aggregate Stated Principal Balance of all the Mortgage Loans as of the Due Date in the month preceding the month of such Distribution Date (after giving effect to principal prepayments received in the Prepayment Period related to that prior Due Date).

         If on any Distribution Date the allocation to the class or classes of senior certificates then entitled to distributions of principal or full and partial principal prepayments and other amounts in the percentages required above would reduce the outstanding Class Certificate Balance of the class or classes below zero, the distribution to the class or classes of certificates of the related Senior Percentage and Senior Prepayment Percentage of those amounts for the Distribution Date will be limited to the percentage necessary to reduce the related Class Certificate Balance(s) to zero.

Cross-Collateralization

         Cross-Collateralization due to disproportionate principal payments. If a particular series contains three or more loan groups, on each Distribution Date after the first Senior Termination Date but prior to the earlier of the Senior Credit Support Depletion Date and the Final Senior Termination Date, all principal on the Mortgage Loans in the loan group related to the senior certificate group that will have been paid in full will be distributed on a pro rata basis, based on Class Certificate Balance, to the senior certificates then outstanding relating to the other loan groups. However, principal will not be distributed as described above if on that Distribution Date (a) the Aggregate Subordinated Percentage for that Distribution Date is greater than or equal to 200% of the Aggregate Subordinated Percentage as of the closing date and (b) the aggregate Stated Principal Balance of all of the Mortgage Loans delinquent 60 days or more (averaged over the preceding six month period), as a percentage of the aggregate Class

Certificate Balance of the subordinated certificates, is less than 50%. If principal from one loan group is distributed to the senior certificates of another loan group according to this paragraph, the subordinated certificates will not receive that principal amount on that Distribution Date.

         Cross-Collateralization due to disproportionate Realized Losses in one loan group. If a particular series contains two or more loan groups and on any Distribution Date the aggregate Class Certificate Balance of the senior certificates of a senior certificate group, after giving effect to distributions to be made on that Distribution Date, is greater than the aggregate Stated Principal Balance of the Mortgage Loans for that loan group (any such group, the "Undercollateralized Group"), all amounts otherwise distributable as principal to the subordinated certificates (or, following the Senior Credit Support Depletion Date, the amounts described in the following sentence) will be distributed as principal to the senior certificates of the Undercollateralized Group, until the aggregate Class Certificate Balance of the senior certificates of the Undercollateralized Group equals the aggregate Stated Principal Balance of the Mortgage Loans for that loan group (such distribution, an "Undercollateralization Distribution"). If the senior certificates of a senior certificate group constitute an Undercollateralized Group on any Distribution Date following the Senior Credit Support Depletion Date, Undercollateralization Distributions will be made from the excess of the Available Funds for the other loan groups remaining after all required amounts for that Distribution Date have been distributed to the senior certificates of that related senior certificate group. If a series contains three or more loan groups, and if more than one Undercollateralized Group on any Distribution Date is entitled to an Undercollateralization Distribution, such Undercollateralization Distribution will be allocated among the Undercollateralized Groups, pro rata, based upon the amount by which the aggregate Class Certificate Balance of the senior certificates in each senior certificate group exceeds the sum of the aggregate Stated Principal Balance of the Mortgage Loans for each related Undercollateralized Group. If more than one senior certificate group on any Distribution Date is required to make an Undercollateralization Distribution to an Undercollateralized Group, the payment of such Undercollateralization Distribution will be allocated among such senior certificate groups, pro rata, based upon the aggregate Class Certificate Balance of the related senior certificates. Accordingly, the subordinated certificates will not receive distributions of principal until each Undercollateralized Group is no longer undercollateralized.

         All distributions described in this "Cross-Collateralization" section will be made in accordance with the priorities set forth under "Distributions on the Certificates -- Principal -- Senior Principal Distribution Amount" above and "-- Subordinated Principal Distribution Amount" below.

         Subordinated Principal Distribution Amount. On each Distribution Date and with respect to all of the loan groups, to the extent of Available Funds therefor, the Principal Amount, up to the amount of the Subordinated Principal Distribution Amount for each loan group for the Distribution Date, will be distributed as principal of the subordinated certificates. Except as provided in the next paragraph, each class of subordinated certificates will be entitled to receive its pro rata share of the Subordinated Principal Distribution Amount from each loan group (based on its respective Class Certificate Balance), in each case to the extent of the amount available from Available Funds from each loan group for distribution of principal. Distributions of principal of the subordinated certificates will be made sequentially to the classes of subordinated certificates in the order of their numerical class designations, beginning with the class of subordinated certificates with the highest priority of distribution, until their respective Class Certificate Balances are reduced to zero.

         With respect to each class of subordinated certificates (other than the class of subordinated certificates then outstanding with the highest priority of distribution), if on any Distribution Date the sum of the Class Subordination Percentages of such class and all classes of subordinated certificates that have higher numerical class designations than that class (the "Applicable Credit Support Percentage") is less than the Applicable Credit Support Percentage for that class on the date of issuance of the certificates (the "Original Applicable Credit Support Percentage"), no distribution of partial principal prepayments and principal prepayments in full will be made to any of those classes (the "Restricted Classes") and the amount of partial principal prepayments and principal prepayments in full otherwise distributable to the Restricted Classes will be allocated among the remaining classes of subordinated certificates, pro rata, based upon their respective Class Certificate Balances, and distributed in the sequential order described above.

         The "Class Subordination Percentage" with respect to any Distribution Date and each class of subordinated certificates will equal the fraction (expressed as a percentage) the numerator of which is the Class

Certificate Balance of such class of subordinated certificates immediately prior to such Distribution Date and the denominator of which is the aggregate Class Certificate Balance of all classes of certificates immediately prior to such Distribution Date.

         The "Subordinated Principal Distribution Amount" for any Distribution Date and loan group will equal the sum of

            o the Subordinated Percentage for that loan group of all amounts described in clauses (a) through (d) of the definition of Principal Amount for that loan group and that Distribution Date,

            o for each Mortgage Loan in that loan group that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the portion of the liquidation proceeds allocable to principal received on the Mortgage Loan, after application of the amounts pursuant to clause (ii) of the definition of Senior Principal Distribution Amount, up to the related Subordinated Percentage of the Stated Principal Balance of the Mortgage Loan as of the Due Date in the month preceding the month of that Distribution Date, and

            o the Subordinated Prepayment Percentage of the amounts described in clauses (f) and (g) of the definition of Principal Amount for that loan group and that Distribution Date.

         On any Distribution Date after the Final Senior Termination Date, the Subordinated Principal Distribution Amount will not be calculated by loan group but will equal the amount calculated pursuant to the formula set forth above based on the applicable Subordinated Percentage or Subordinated Prepayment Percentage, as applicable, for the subordinated certificates for such Distribution Date with respect to all of the Mortgage Loans in the mortgage pool as opposed to the Mortgage Loans in the related loan group.

         Residual Certificates. The Class A-R Certificates will remain outstanding for so long as the issuing entity shall exist, whether or not they are receiving current distributions of principal or interest. In addition to distributions of interest and principal as described above, on each Distribution Date, the holders of the Class A-R Certificates will be entitled to receive any Available Funds for any loan group remaining after payment of interest and principal on the senior certificates and interest and principal on the subordinated certificates, as described above and, after the final distribution has been made with respect to the certificates. It is not anticipated that there will be any significant amounts remaining for that distribution.

Allocation of Losses

         On each Distribution Date, any Realized Loss on the Mortgage Loans in a loan group, other than any Excess Loss, will be allocated first to the subordinated certificates, in the reverse order of their numerical class designations (beginning with the class of subordinated certificates then outstanding with the highest numerical class designation), in each case until the Class Certificate Balance of the respective class of certificates has been reduced to zero, and then to the senior certificates in the related senior certificate group, pro rata, based upon their respective Class Certificate Balances, except that, if a senior certificate group contains super senior and support classes, any Realized Losses on the Mortgage Loans in a loan group that would otherwise be allocated to a related super senior class of certificates will instead be allocated to the support class of certificates related to such loan group until the Class Certificate Balance of such support class is reduced to zero.

         On each Distribution Date, Excess Losses on the Mortgage Loans in each loan group will be allocated among the classes of senior certificates of the related senior certificate group and the subordinated certificates as follows:

o the applicable Senior Percentage of such Excess Loss will be allocated among the classes of senior certificates in that senior certificate group, pro rata, based on their Class Certificate Balances,

o the applicable Subordinated Percentage of such Excess Loss will be allocated among the classes of subordinated certificates pro rata based on each class' share of the Assumed Balance for the applicable loan group.

         The share of the Assumed Balance for each class of subordinated certificates and a loan group will be based on the Class Certificate Balance of such class of subordinated certificates; provided, however, on any Distribution Date after the Final Senior Termination Date, such Excess Losses on all of the Mortgage Loans will be allocated to the subordinated certificates based upon their respective Class Certificate Balances; provided further, however, on any Distribution Date on and after the Senior Credit Support Depletion Date, any Excess Loss on any Mortgage Loan will be allocated pro rata among the classes of senior certificates in the related senior certificate group. Unlike Realized Losses, any Excess Losses on the Mortgage Loans in a loan group will be allocated proportionately among all related classes of certificates (other than the Class P Certificates), including any Super Senior Classes of certificates, without any reallocation of such Excess Losses to any Support Classes of certificates.

         The "Senior Credit Support Depletion Date" is the date on which the Class Certificate Balance of each class of subordinated certificates has been reduced to zero.

         Because principal distributions are paid to some classes of certificates before other classes of certificates, holders of the certificates that are entitled to receive principal later bear a greater risk of being allocated Realized Losses on the Mortgage Loans than holders of classes that are entitled to receive principal earlier.

         In general, a "Realized Loss" means, for a Liquidated Mortgage Loan, the amount by which the remaining unpaid principal balance of the Mortgage Loan exceeds the amount of liquidation proceeds applied to the principal balance of the related Mortgage Loan. "Excess Losses" are Special Hazard Losses in excess of the Special Hazard Loss Coverage Amount, Bankruptcy Losses in excess of the Bankruptcy Loss Coverage Amount and Fraud Losses in excess of the Fraud Loss Coverage Amount. "Bankruptcy Losses" are losses that are incurred as a result of Debt Service Reductions and Deficient Valuations. "Special Hazard Losses" are Realized Losses in respect of Special Hazard Mortgage Loans. "Fraud Losses" are losses sustained on a Liquidated Mortgage Loan by reason of a default arising from fraud, dishonesty or misrepresentation. A "Liquidated Mortgage Loan" is a defaulted Mortgage Loan as to which the Servicer has determined that all recoverable liquidation and insurance proceeds have been received. A "Special Hazard Mortgage Loan" is a Liquidated Mortgage Loan as to which the ability to recover the full amount due thereunder was substantially impaired by a hazard not insured against under a standard hazard insurance policy of the type described in the attached prospectus under "Credit Enhancement -- Special Hazard Insurance Policies." "Subsequent Recoveries" are unexpected recoveries, net of reimbursable expenses, with respect to a Liquidated Mortgage Loan that resulted in a Realized Loss in a month prior to the month of receipt of such recoveries.

                  Yield, Prepayment and Maturity Considerations

General

         The effective yield to the holders of each interest-bearing class of certificates (other than the LIBOR Certificates) with an accrual period that does not end on the day immediately preceding each Distribution Date will be lower than the yield otherwise produced by the applicable rate at which interest is passed through to the holders and the purchase price of the certificates because of the delay caused by difference between interest accrual and timing of monthly distribution. No additional distribution of interest or earnings on them will be made in the case of any class of certificates with such a delay.

         Delinquencies on the Mortgage Loans in a particular issuing entity that are not advanced by or on behalf of the Servicer (because amounts, if advanced, would be nonrecoverable), will adversely affect the yield on the related certificates. Because of the priority of distributions, shortfalls resulting from delinquencies on the Mortgage Loans not so advanced will be borne first by the subordinated certificates, in the reverse order of their numerical class designations, and then by the related senior certificates pro rata. If, as a result of shortfalls on the Mortgage Loans, the aggregate Class Certificate Balance of all classes of certificates exceeds the aggregate Stated Principal Balance of the Mortgage Loans, the Class Certificate Balance of the class of subordinated certificates then outstanding with the highest numerical class designation will be reduced by the amount of the excess.

         Net Interest Shortfalls on the Mortgage Loans in a loan group will adversely affect the yields on the interest-bearing classes of certificates related to that loan group. In addition, although all losses on the Mortgage Loans in a loan group initially will be borne by the subordinated certificates in the reverse order of their numerical class designations, Excess Losses on the Mortgage Loans in a loan group will be borne by all classes of certificates (other than the Class P Certificates and the Notional Amount Certificates) related to that loan group on a proportional basis. As a result, the yields on the certificates being offered in a series and related to a loan group will depend on the rate and timing of Realized Losses, including Excess Losses on the Mortgage Loans in that loan group. Excess Losses could occur at a time when one or more classes of the subordinated certificates are still outstanding and otherwise available to absorb other types of Realized Losses on the Mortgage Loans.

Prepayment Considerations and Risks

         The rate of principal distributions on any class of certificates, the aggregate amount of distributions on that class of certificates and the yield to maturity of that class will be related to the rate and timing of payments of principal on the related Mortgage Loans. The rate of principal payments on the Mortgage Loans will in turn be affected by the amortization schedules of the Mortgage Loans and by the rate of principal prepayments, including for this purpose prepayments resulting from refinancing, liquidations of the Mortgage Loans due to defaults, casualties, condemnations and repurchases by the Seller or purchases by the Servicer. Unless otherwise specified in the related prospectus supplement, the Mortgage Loans may be prepaid by the borrowers at any time without a prepayment charge. Any Mortgage Loans that provide for prepayment charges may demonstrate a lower rate of principal prepayments than Mortgage Loans that do not provide for prepayment charges. One or more classes of certificates of a series may be entitled to receive all or a portion of the prepayment charges received on the Mortgage Loans in the related issuing entity, or alternatively the Servicer may be entitled to retain those amounts as additional servicing compensation, but in any event, those amounts will not be available for distribution on the other classes of certificates. Under certain circumstances, the Servicer may waive the payment of any otherwise applicable prepayment charge. Investors should conduct their own analysis of the effect, if any, that the prepayment charges, and decisions by the Servicer with respect to waiver thereof, may have on the prepayment performance of the Mortgage Loans. The Depositor makes no representation as to the effect that the prepayment charges, and decisions by the Servicer with respect to the waiver thereof, may have on the prepayment performance of the Mortgage Loans. In addition, many of the Mortgage Loans in an issuing entity may not provide for any payments of principal for an extended period following their origination. These interest only loans may involve a greater degree of risk because, if the related borrower defaults, the outstanding principal balance of the Mortgage Loans will be higher than for amortizing Mortgage Loans. During their interest only periods, these interest only loans may be less likely to prepay as the interest only feature may reduce the perceived benefits of refinancing due to the smaller monthly payment. However, as an interest only loan approaches the end of its interest only period, it may be more likely to be prepaid, even if market interest rates at the time are only slightly higher or lower than the interest rate on the interest only loans as the related borrowers seek to avoid increases in their respective monthly mortgage payment. The Mortgage Loans will be subject to the "due-on-sale" provisions included therein. However, the Servicer may choose not to accelerate a Mortgage Loan upon the conveyance of the related mortgaged property if the Servicer would make a similar decision with respect to a comparable Mortgage Loan held for its own account.

         Prepayments, liquidations and purchases of the Mortgage Loans in a loan group will result in distributions on the certificates related to that loan group of principal amounts that would otherwise be distributed over the remaining terms of these Mortgage Loans. This includes any optional purchase of the remaining Mortgage Loans in connection with the termination of the issuing entity, in each case as will be described, if necessary, in the related prospectus supplement. Because the rate of payment of principal of the Mortgage Loans in any issuing entity will depend on future events and a variety of factors, no assurance can be given as to the rate of payment of principal of those Mortgage Loans or the rate of principal prepayments. The extent to which the yield to maturity of a class of certificates of a series may vary from the anticipated yield will depend upon the degree to which the certificate is purchased at a discount or premium, and the degree to which the timing of payments thereon is sensitive to prepayments, liquidations and purchases of the related Mortgage Loans. Further, an investor should consider the risk that, in the case of any certificate purchased at a discount, a slower than anticipated rate of principal payments (including prepayments) on the related Mortgage Loans could result in an actual yield to the investor that is lower than the anticipated yield and, in the case of any Notional Amount Certificates and any other certificate purchased at a premium, a faster than anticipated rate of principal distributions on the related certificates could result in an actual yield to the investor that is lower than the anticipated yield. Investors in Notional Amount Certificates should carefully consider the risk that a rapid rate of principal payments on the related Mortgage Loans could result in the failure of the investors to recover their initial investments. In addition, certain classes of certificates may be structured to have specific principal payment windows and therefore may not receive distributions of principal for a certain period following the closing date.

         The rate of principal payments (including prepayments) on pools of mortgage loans may vary significantly over time and may be influenced by a variety of economic, geographic, social and other factors, including changes in borrowers' housing needs, job transfers, unemployment, borrowers' net equity in the mortgaged properties, servicing decisions, as well as the characteristics of the Mortgage Loans included in the mortgage pool. In general, if prevailing interest rates were to fall significantly below the Mortgage Rates on the Mortgage Loans in any issuing entity, those Mortgage Loans could be subject to higher prepayment rates than if prevailing interest rates were to remain at or above the Mortgage Rates on the Mortgage Loans. Conversely, if prevailing interest rates were to rise significantly, the rate of prepayments on the Mortgage Loans would generally be expected to decrease. No assurances can be given as to the rate of prepayments on the Mortgage Loans in stable or changing interest rate environments. With respect to any mortgage loans that are balloon loans, those balloon loans involve a greater degree of risk than fully amortizing mortgage loans because typically the borrower must be able to refinance the loan or sell the property to make the balloon payment at maturity. The ability of the borrower to do this will depend on such factors as mortgage rates at the time of the sale or refinancing, the borrower's equity in the property, the relative strengths of the local housing market, the financial condition of the borrower and tax laws. Furthermore, with respect to up to 30% of the Mortgage Loans in a loan group in any issuing entity, the Depositor may be permitted to deliver all or a portion of each related mortgage file to the Trustee after the closing date. In that event, should the Seller fail to deliver all or a portion of any mortgage files to the Depositor or other designee of the Depositor or, at the Depositor's direction, to the Trustee, within that period, the Seller will be required to use its best efforts to deliver a replacement Mortgage Loan for the related delayed delivery Mortgage Loan or repurchase the related delayed delivery Mortgage Loan. Any repurchases pursuant to this provision would also have the effect of accelerating the rate of prepayments on the Mortgage Loans.

         The Mortgage Loans are adjustable rate mortgage loans, which are subject to initial fixed rate periods of varying lengths. The Mortgage Loans may be subject to a greater rate of principal prepayments in a declining interest rate environment. For example, if prevailing interest rates fall significantly, the Mortgage Loans could be subject to higher prepayment rates than if prevailing interest rates remain constant because the availability of fixed rate mortgage loans at lower interest rates may encourage borrowers to refinance their Mortgage Loans to a lower fixed interest rate. Prepayments on adjustable rate mortgage loans that feature initial fixed rate periods may differ as they approach their respective first adjustment dates. No assurance can be given as to the level of prepayment that the Mortgage Loans will experience.

         Although the mortgage rates on the Mortgage Loans are subject to adjustment, those mortgage rates will generally adjust less frequently than the pass-through rates on the adjustable rate certificates of a series and will adjust by reference to the applicable mortgage index. Changes in any index upon which the pass-through rates of adjustable rate certificates are based (a "certificate index") may not correlate with changes in the applicable mortgage index and also may not correlate with prevailing interest rates. It is possible that an increased level of the certificate index could occur simultaneously with a lower level of prevailing interest rates which would be expected to result in faster prepayments, thereby reducing the weighted average lives of the related classes of adjustable rate certificates whose pass-through rates are based on that certificate index. The mortgage rate applicable to all or a portion of the Mortgage Loans in any issuing entity and any adjustment date will be based on the mortgage index value most recently announced generally as of a date 45 days prior to that adjustment date. Thus, if the related mortgage index value with respect to a Mortgage Loan rises, the lag in time before the corresponding mortgage rate increases will, all other things being equal, slow the upward adjustment of any applicable net rate cap. In addition, certain of the Mortgage Loans may have mortgage rates that will not adjust for a substantial period of time after origination.

         The rate of prepayment may affect the pass-through rates on the certificates of a series. Prepayments of Mortgage Loans with mortgage rates in excess of any applicable net rate cap may reduce or limit the pass-through rate on the related classes of certificates. Mortgage loans with higher mortgage rates may prepay at faster rates than mortgage loans with relatively lower mortgage rates in response to a given change in market interest rates. Any such disproportionate rate of prepayments may adversely affect the pass-through rate on the related certificates. In addition, differences in the rates of prepayments or of Realized Loses as among the loan groups may adversely affect the pass-through rate on the subordinated certificates by reducing the weighting factor used to determine that pass-through rate.

         The Senior Prepayment Percentage of all principal prepayments on the Mortgage Loans in a loan group will be initially distributed to the classes of senior certificates in the related senior certificate group then entitled to receive principal prepayment distributions. In that event, this will result in all (or a disproportionate percentage) of the principal prepayments being distributed to holders of the classes of senior certificates and none (or less than their pro rata share) of the principal prepayments being distributed to the subordinated certificates during the periods of time described in the definition of Senior Prepayment Percentage.

         The timing of changes in the rate of prepayments on the Mortgage Loans in a loan group in any issuing entity may significantly affect an investor's actual yield to maturity, even if the average rate of principal payments on the Mortgage Loans in that loan group is consistent with an investor's expectation. In general, the earlier a prepayment of principal on the Mortgage Loans, the greater the effect on an investor's yield to maturity. The effect on an investor's yield as a result of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the certificates may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

The Subordinated Certificates

         The weighted average life of, and the yield to maturity on, the subordinated certificates, in increasing order of their numerical class designation, will be progressively more sensitive to the rate and timing of mortgagor defaults and the severity of ensuing losses on the Mortgage Loans. In particular, the rate and timing of mortgagor defaults and the severity of ensuing losses on the Mortgage Loans may be affected by the characteristics of the Mortgage Loans as described in this free writing prospectus supplement under "The Mortgage Pool -- General" and "-- Underwriting Process." If the actual rate and severity of losses on the Mortgage Loans is higher than those assumed by a holder of a subordinated certificate, the actual yield to maturity of the certificate may be lower than the yield expected by the holder based on the holder's assumptions. The timing of losses on the Mortgage Loans will also affect an investor's actual yield to maturity, even if the rate of defaults and severity of losses over the life of the Mortgage Loans are consistent with an investor's expectations. In general, the earlier a loss occurs, the greater the effect on an investor's yield to maturity. Realized Losses on the Mortgage Loans will reduce the Class Certificate Balance of the applicable class of subordinated certificates to the extent of any losses allocated to it, without the receipt of cash attributable to the reduction. In addition, shortfalls in cash available for distributions on the subordinated certificates will result in a reduction in the Class Certificate Balance of the class of subordinated certificates then outstanding with the highest numerical class designation if and to the extent that the aggregate Class Certificate Balance of the certificates (other than the Class P Certificates), following all distributions and the allocation of Realized Losses on the Mortgage Loans on a Distribution Date, exceeds the aggregate Stated Principal Balance of the Mortgage Loans as of the Due Date occurring in the month of the Distribution Date. As a result of the reductions, less interest will accrue on the class of subordinated certificates than otherwise would be the case. The yield to maturity of the subordinated certificates will also be affected by the disproportionate allocation of principal prepayments to the certificates, Net Interest Shortfalls and other cash shortfalls in Available Funds. See "Description of the Certificates -- Allocation of Losses" in the related prospectus supplement.

         If on any Distribution Date, the Applicable Credit Support Percentage for any class of subordinated certificates (other than the class of subordinated certificates then outstanding with the highest priority of distribution) is less than its Original Applicable Credit Support Percentage, all partial principal prepayments and principal prepayments in full on the Mortgage Loans available for distribution on the subordinated certificates will be allocated solely to that class and all other classes of subordinated certificates with lower numerical class designations, thereby accelerating their amortization relative to that of the related Restricted Classes and reducing the weighted average lives of the classes of subordinated certificates receiving the distributions. Accelerating the amortization of the classes of subordinated certificates with lower numerical class designations relative to the other classes of subordinated certificates is intended to preserve the availability of the subordination provided by the other classes.

Additional Information

         The Depositor may file certain additional yield tables and other computational materials with respect to the certificates of any series with the Securities and Exchange Commission in a report on Form 8-K. The tables and materials will generally be prepared by the underwriter at the request of prospective investors, based on assumptions provided by, and satisfying the special requirements of, those prospective investors. The tables and assumptions may be based on assumptions that differ from the structuring assumptions. Accordingly, the tables and other materials may not be relevant to or appropriate for investors other than those specifically requesting them.

                               Credit Enhancement

Subordination

         Any Realized Losses on the Mortgage Loans will be allocated among the related classes of senior certificates as specified in this free writing prospectus supplement under "Description of the Certificates--Allocation of Losses."

         The rights of the holders of the subordinated certificates to receive distributions with respect to the Mortgage Loans will be subordinated to the rights of the holders of the related senior certificates and the rights of the holders of each class of related subordinated certificates (other than the class of subordinated certificates with the highest priority of distribution) to receive the distributions that are allocated to the related subordinated certificates will be further subordinated to the rights of the class or classes of subordinated certificates with lower numerical class designations, in each case only to the extent described in this free writing prospectus supplement or as described in the prospectus supplement for a particular series. The subordination of the subordinated certificates to the senior certificates and the subordination of the classes of subordinated certificates with higher numerical class designations to those with lower numerical class designations is intended to increase the likelihood of receipt, respectively, by the applicable senior certificateholders and the holders of the subordinated certificates with lower numerical class designations of the maximum amount to which they are entitled on any Distribution Date and to provide the holders protection against Realized Losses, other than Excess Losses, on the related Mortgage Loans. In addition, the subordinated certificates will provide limited protection against Special Hazard Losses, Bankruptcy Losses and Fraud Losses up to the Special Hazard Loss Coverage Amount, Bankruptcy Loss Coverage Amount and Fraud Loss Coverage Amount, respectively, on the related Mortgage Loans as described in the prospectus supplement for a particular series. Realized Losses, other than Excess Losses, on the Mortgage Loans will be allocated to the subordinated certificates then outstanding with the highest numerical class designation.

         A "Deficient Valuation" is a bankruptcy proceeding whereby the bankruptcy court may establish the value of the mortgaged property at an amount less than the then outstanding principal balance of the Mortgage Loan secured by the mortgaged property or may reduce the outstanding principal balance of a Mortgage Loan. In the case of a reduction in that value of the related mortgaged property, the amount of the secured debt could be reduced to that value, and the holder of the Mortgage Loan thus would become an unsecured creditor to the extent the outstanding principal balance of the Mortgage Loan exceeds the value so assigned to the mortgaged property by the bankruptcy court. In addition, other modifications of the terms of a Mortgage Loan can result from a bankruptcy proceeding, including the reduction (a "Debt Service Reduction") of the amount of the monthly payment on the related Mortgage Loan. However, none of these shall be considered a Debt Service Reduction or Deficient Valuation so long as the Servicer is pursuing any other remedies that may be available with respect to the related Mortgage Loan and either the Mortgage Loan has not incurred payment default or scheduled monthly payments of principal and interest are being advanced by the Servicer without giving effect to any Debt Service Reduction or Deficient Valuation.

                                Tax Consequences

         The tax consequences of the purchase, ownership or disposition of the certificates of any series under any federal, state, local or foreign tax law will be specified in the prospectus supplement for that series of certificates.

         All investors are encouraged to consult their tax advisors regarding the federal, state, local or foreign tax consequences of purchasing, owning or disposing of the certificates.

                              ERISA Considerations

         Any fiduciary of an employee benefit or other plan or arrangement (such as an individual retirement account or Keogh plan) that is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or to
Section 4975 of the Code (a "Plan"), that proposes to cause the Plan to acquire any classes of certificates in a series (directly or indirectly through investment by an entity or account holding assets of the Plan) is encouraged to consult with its counsel with respect to the potential consequences of the Plan's acquisition and ownership of the certificates under ERISA and Section 4975 of the Code. Section 406 of ERISA prohibits "parties in interest" with respect to an employee benefit plan subject to ERISA from engaging in various different types of transactions involving the Plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction.
Section 4975 of the Code imposes excise taxes on prohibited transactions involving "disqualified persons" and Plans described under that Section. ERISA authorizes the imposition of civil penalties for prohibited transactions involving Plans not subject to the requirements of Section 4975 of the Code.

         Although it is generally expected that the underwriters of a series will have been granted an administrative exemption (the "Exemption") by the U.S. Department of Labor from some of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of securities in pass-through trusts that consist of specified receivables, loans and other obligations that meet the conditions and requirements of the Exemption, to the extent specified in the prospectus supplement relating to a series of certificates, an underwriter may not have such an Exemption or certain features of the certificates may preclude them from being covered by the Exemption.

         In addition, depending on the forms of credit enhancement employed with respect to a series of certificates, investors that are Plans might also be required to satisfy the requirements of an investor-based exemption in order to invest in those certificates.

         See "ERISA Considerations" in the attached prospectus.

                             Index of Defined Terms


40/30 Balloon Loans.......................................................S-21
adjusted net mortgage rate................................................S-29
Adjustment Date...........................................................S-22
advance...................................................................S-30
Aggregate Senior Percentage...............................................S-43
Aggregate Subordinated Percentage.........................................S-46
Applicable Credit Support Percentage......................................S-47
Assumed Balance...........................................................S-42
Available Funds...........................................................S-41
Bankruptcy Losses.........................................................S-49
BBA.......................................................................S-39
Book-Entry Certificates...................................................S-35
Calculation Agent.........................................................S-39
Certificate Account.......................................................S-40
certificate index.........................................................S-51
Certificate Owners........................................................S-35
CI........................................................................S-37
Class Certificate Balance.................................................S-34
Class Subordination Percentage............................................S-47
Clearstream, Luxembourg...................................................S-37
Compensating Interest.....................................................S-30
Cooperative...............................................................S-38
Cut-off Date..............................................................S-23
DBC.......................................................................S-37
DBNTC.....................................................................S-32
Debt Service Reduction....................................................S-53
Deficient Valuation.......................................................S-53
Definitive Certificate....................................................S-36
deleted mortgage loan.....................................................S-24
Depositor.................................................................S-21
Determination Date........................................................S-30
Distribution Account......................................................S-40
Distribution Date.........................................................S-40
DTC.......................................................................S-35
DTC Rules.................................................................S-36
Due Date..................................................................S-29
Due Period................................................................S-35
EPD Rights................................................................S-28
ERISA.....................................................................S-54
Euroclear.................................................................S-35
Euroclear Operator........................................................S-37
Euroclear Participants....................................................S-38
European Depositaries.....................................................S-35
excess interest...........................................................S-13
Excess Losses.............................................................S-49
Exemption.................................................................S-54
Expense Fee Rate..........................................................S-29
Expense Fees..............................................................S-29
FICO Credit Scores........................................................S-23
Financial Intermediary....................................................S-36
Fraud Losses..............................................................S-49
Fully Amortizing Loans....................................................S-21
Gross Margin..............................................................S-22
Indirect Participants.....................................................S-36
IndyMac Bank..............................................................S-25
Initial Periodic Rate Cap.................................................S-22
Interest Distribution Amount..............................................S-41
Interest Settlement Rate..................................................S-39
LIBOR.....................................................................S-39
LIBOR Determination Date..................................................S-39
Liquidated Mortgage Loan..................................................S-49
loan group................................................................S-21
Loan-to-Value Ratio.......................................................S-23
London Business Day.......................................................S-39
Maximum Mortgage Rate.....................................................S-22
Minimum Mortgage Rate.....................................................S-22
Moneyline Telerate Page 3750..............................................S-39
Mortgage Index............................................................S-22
Mortgage Loans............................................................S-21
Mortgage Notes............................................................S-21
Mortgage Rate.............................................................S-22
Net Interest Shortfall....................................................S-42
New CI....................................................................S-37
Notional Amount...........................................................S-35
Notional Amount Certificates..............................................S-35
One-Year CMT Index........................................................S-22
One-Year LIBOR Index......................................................S-22
Original Applicable Credit Support Percentagee............................S-47
original subordinate principal balance....................................S-45
overcollateralization.....................................................S-12
Participants..............................................................S-36
Plan......................................................................S-54
pool principal balance....................................................S-44
Pooling and Servicing Agreement...........................................S-21
prepayment interest shortfall.............................................S-42
Prepayment Period.........................................................S-43
Principal Amount..........................................................S-43
Realized Loss.............................................................S-49
Record Date...............................................................S-40
Relevant Depositary.......................................................S-35
Relief Act Reduction......................................................S-42
replacement mortgage loan.................................................S-24
Restricted Classes........................................................S-47
Seller....................................................................S-25
senior certificate group..................................................S-35 senior certificates.......................................................S-34
Senior Credit Support Depletion Date......................................S-49
Senior Percentage.........................................................S-44
Senior Prepayment Percentage..............................................S-45
Senior Principal Distribution Amount......................................S-44
Senior Termination Date...................................................S-46
Servicer............................................................S-21, S-29
Six-Month LIBOR Index.....................................................S-22
Special Hazard Losses.....................................................S-49
Special Hazard Mortgage Loan..............................................S-49
Stated Principal Balance..................................................S-43
subordinated certificates.................................................S-34
Subordinated Percentage...................................................S-44
Subordinated Prepayment Percentage........................................S-45
Subordinated Principal Distribution Amount................................S-48
Subsequent Periodic Rate Cap..............................................S-22
Subsequent Recoveries.....................................................S-49
Substitution Adjustment Amount............................................S-24
Terms and Conditions......................................................S-38
Third Party Insurer Default...............................................S-18
Trustee.............................................................S-21, 2-21
Two Times Test............................................................S-46
Undercollateralization Distribution.......................................S-47
Undercollateralized Group.................................................S-47
unpaid interest amounts...................................................S-41
Weighted Average Adjusted Net Mortgage Rate...............................S-41

                              Annex I - Prospectus


     [Prospectus dated October 26, 2006 previously filed on EDGAR under file number 333-132042]